UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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First Bancorp

(Name of Registrant as Specified in Its Charter)

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300 SW Broad Street

Southern Pines, North Carolina 28387

Telephone (910) 246-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 8, 2014

To Our Shareholders:

The annual meeting of shareholders of First Bancorp (the “Company”) will be held at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover) on Thursday, May 8, 2014 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

1.	A proposal to elect twelve (12) nominees to the Board of Directors to serve until the 2015 annual meeting of shareholders, or until their successors are elected and qualified.

2.	A proposal to ratify the appointment of Elliott Davis, PLLC as the independent auditors of the Company for 2014.

3.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the accompanying proxy statement (“say on pay”).

4.	A proposal to adopt a new equity based incentive plan, entitled the First Bancorp 2014 Equity Plan.

5.	Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record as of the close of business on March 18, 2014 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request. You may also vote by telephone or on the Internet, as described in the proxy statement and on the proxy card.

Please note that the attached form of proxy includes a request from the Company to indicate whether or not you plan to attend the annual meeting. For planning purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting.

The proxy statement accompanying this notice sets forth further information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

Included in this package, in compliance with applicable regulations, is the Company’s 2013 Annual Report, which includes a letter from the president, and the Company’s Form 10-K. The Form 10-K includes the Company’s financial statements and other required disclosures.

By Order of the Board of Directors

Elizabeth B. Bostian
April 4, 2014	Secretary

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 8, 2014.

The Proxy Statement and 2013 Annual Report on Form 10-K

are also available at www.cfpproxy.com/3958.

First Bancorp

300 SW Broad Street

Southern Pines, North Carolina 28387

Telephone (910) 246-2500

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the “Company”) by the Board of Directors in connection with its solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Thursday, May 8, 2014 at 3:00 p.m. local time, at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover), and at any adjournment thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about April 4, 2014.

The accompanying proxy is for use at the 2014 Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Most shareholders have a choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free number. Shareholders should refer to the proxy card or the information forwarded by the shareholder’s bank, broker or other holder of record to see which voting options are available. Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Daylight Time on May 7, 2014. Specific instructions to be followed by any eligible shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event that the proxy card does not reference Internet or telephone voting information because the recipient is not the registered owner of the shares, the proxy card must be completed and returned in the self-addressed, postage-paid envelope provided.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of our director nominees (Proposal 1 of this Proxy Statement). Until recently, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by (i) duly executing a proxy bearing a later date; (ii) executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) appearing at the meeting and notifying the secretary of the shareholder’s intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. Abstentions from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will not be counted as votes on the proposal in question.

The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. Employees will not receive additional compensation for the solicitation of proxies. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse their costs for this purpose.

Only shareholders of record as of the close of business on March 18, 2014 (the “Record Date”) will be entitled to vote at the annual meeting or any adjournment thereof. The number of outstanding shares of the Company’s common stock entitled to vote at the annual meeting is 19,680,754. Shareholders are entitled to one vote for each share of the Company’s common stock.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any person who acquires the beneficial ownership of more than five percent of the Company’s common stock notify the Securities and Exchange Commission (the “SEC”) and the Company.  Following is certain information, as of the Record Date, regarding those persons or groups who held of record, or who are known to the Company to own beneficially, more than five percent of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	1,510,504 shares of common stock	7.68%
Basswood Capital Management 645 Madison Avenue, 10th Floor New York, NY 10022	1,247,725 shares of common stock	6.34%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,237,022 shares of common stock	6.29%

PROPOSAL 1 - ELECTION OF DIRECTORS

Section 3.02 of the Company’s bylaws provides that the number of directors on the Board of Directors of the Company will be not less than three nor more than 18, as may be fixed by resolution duly adopted by the Board of Directors at or prior to the annual meeting at which such directors are to be elected. In accordance with the bylaws, the size of the board was previously fixed by the Board of Directors at 13 members until May 8, 2014. Effective with the Annual Meeting of Shareholders on May 8, 2014, the size of the board has been fixed at 12 members.

In the absence of any specifications to the contrary, proxies will be voted for the election of all 12 of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee listed below is likely to become unavailable. The 12 nominees receiving a plurality of votes cast shall be elected. This means that the 12 nominees with the most votes will be elected. Only votes “FOR” a nominee will affect the outcome.

The Company’s Articles of Incorporation provide that, if cumulative voting applies, each shareholder is “entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.” Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company’s Articles of Incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than two days, nor more than seven days, as the chair shall determine, or of such other period of time as is unanimously agreed upon. If cumulative voting applies, the proxyholders may, in their discretion, vote the shares to which such proxies relate on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

Nominees for election to the Board of Directors are selected by the incumbent board prior to each annual meeting, and the nominees listed below were selected in that manner. Nominations from shareholders must be made in accordance with the Company’s bylaws, which generally require such nominations to be made in writing and not less than 60 nor more than 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements.

A copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, 300 SW Broad Street, Southern Pines, North Carolina 28387, Attention: Elizabeth B. Bostian, Secretary.

The Company’s bylaws state that no individual may be elected to, or may serve on, the Board of Directors any time after his or her 75th birthday, except that if a director is elected to the Board of Directors prior to his or her 75th birthday and reaches the age of 75 while serving as a director, such director’s term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow the Board of Directors to make exceptions to this limitation in connection with mergers or acquisitions. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

See also “Director Nomination Process” included in the section entitled “Corporate Governance Policies and Practices” below.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Except as noted below, the following table sets forth certain information as of December 31, 2013, with respect to the Company's current directors, the 12 nominees for election to the Board of Directors and the executive officers of the Company (all of these persons may be contacted at 300 SW Broad Street, Southern Pines, North Carolina 28387). The 12 nominees are all current directors. Each of the nominees has served on the Board of Directors since the 2013 Annual Meeting. David L. Burns, who is currently serving as a director, is not standing for re-election because he is retiring from the Board of Directors on May 8, 2014 in accordance with the retirement policy discussed above. The Board has not named a nominee to succeed Mr. Burns, and pursuant to the Company’s bylaws, the Board of Directors has adopted a resolution reducing the size of the Board to 12 effective upon the date of the 2014 Annual Meeting. Accordingly, only 12 directors may be elected at the Annual Meeting.

Each of the 12 nominees has indicated a willingness to serve if elected. The Board of Directors recommends a vote “FOR” the election of these nominees.

TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

		Common Stock Beneficially Owned (1)
Name (Age)**	Current Director (D), Nominee (N), or Position with Company	Number of Shares Owned (excluding options)		Number of Shares That May Be Acquired within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Class
Directors and Nominees

Richard H. Moore (53)	President and CEO (D) (N)	68,546	(2)	—	68,546	*
Daniel T. Blue, Jr. (65)	(D) (N)	7,596		—	7,596	*
Jack D. Briggs (74)	(D) (N)	135,103	(3)	13,500	148,603	*
David L. Burns (75)	(D)	40,368		13,500	53,868	*
Mary Clara Capel (55)	(D) (N)	8,794		11,250	20,044	*
James C. Crawford, III (57)	(D) (N)	67,942	(4)	4,500	72,442	*
James G. Hudson, Jr. (74)	(D) (N)	95,936	(5)	4,500	100,436	*
George R. Perkins, Jr. (74)	(D) (N)	495,191		13,500	508,691	2.58%
Thomas F. Phillips (68)	(D) (N)	76,771	(6)	13,500	90,271	*
Frederick L. Taylor, II (44)	(D) (N)	19,060		11,250	30,310	*
Virginia C. Thomasson (62)	(D) (N)	18,433		13,500	31,933	*
Dennis A. Wicker (61)	(D) (N)	15,927	(7)	13,500	29,427	*
John C. Willis (71)	(D) (N)	307,387	(8)	13,500	320,887	1.56%

		Common Stock Beneficially Owned (1)
Name (Age)**	Current Director (D), Nominee (N), or Position with Company	Number of Shares Owned (excluding options)	Number of Shares That May Be Acquired within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Class
Non-Director Executive Officers

R. Walton Brown (61)	Executive Vice President	22,910 (9)	3,460	26,370	*

John F. Burns (66)	Executive Vice President	78,491 (10)	4,043	82,534	*

Eric P. Credle (45)	Executive Vice President & Chief Financial Officer	23,315 (11)	9,270	32,585	*

Cathy A. Dudley (54)	Executive Vice President	2,556 (12)	―	2,556	*

Anna G. Hollers (63)	Executive Vice President, Chief Operating Officer & Secretary***	127,288 (13)	16,775	144,063	*

Timothy S. Maples (53)	Executive Vice President & Assistant Secretary; Chief Investment Officer of First Bank	26,461 (14)	2,559	29,020	*

Michael G. Mayer (54)	President of First Bank****	―	―	―	*

Lee C. McLaurin (52)	Executive Vice President & Controller	12,228 (15)	5,559	17,787	*

Robert T. Patterson (48)	Executive Vice President & Co-Chief Credit Officer of First Bank	10,075 (16)	―	10,075	*

Rex M. Scott (58)	Senior Vice President & Chief Information Officer of First Bank	11,027 (17)	―	11,027	*

Edward F. Soccorso (41)	Executive Vice President & Co-Chief Credit Officer of First Bank	373 (18)	―	373	*

J. Dorson White, Jr. (63)	Executive Vice President & Chief Retail Banking Officer	1,851 (19)	―	1,851	*

Directors/Nominees and Non-Director Executive Officers as a Group (25 persons)		1,673,629 (20)	167,666	1,841,295	9.36%

*	Indicates beneficial ownership of less than 1%.
**	Age information is as of April 4, 2014
***	Ms. Hollers retired from the Company on March 31, 2014.
****	Mr. Mayer joined the Company on March 10, 2014.

Notes to Table of Directors, Nominees and Executive Officers:

(1)	Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The “Number of Shares Owned” in the table above includes executive officers’ reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed.

(2)	Mr. Moore’s shares include 40,000 shares of restricted stock that are subject to vesting conditions related to the attainment of earnings goals in calendar year 2015 and 427 shares held in the Company’s 401(k) defined contribution plan.

(3)	Mr. Briggs’ shares include 1,701 shares held as custodian for his daughter, 1,682 shares held as custodian for his grandchildren, and 41,324 shares held by his spouse.

(4)	Mr. Crawford’s shares include 6,325 shares held by his spouse and 6,600 shares held jointly with his children.

(5)	Mr. Hudson’s shares include 3,014 shares held by his spouse.

(6)	Mr. Phillips’ shares include 1,965 shares held by his spouse and 186 shares that his spouse owns jointly with two of their children.

(7)	Mr. Wicker’s shares include 2,000 shares held by his spouse.

(8)	Mr. Willis’ shares include 164,737 shares held by his spouse.

(9)	Mr. Brown’s shares include 1,866 shares held in the Company’s 401(k) defined contribution plan.

(10)	Mr. J. Burns’ shares include 10,230 shares held in the Company’s 401(k) defined contribution plan.

(11)	Mr. Credle’s shares include 9,546 shares held in the Company’s 401(k) defined contribution plan.

(12)	Ms. Dudley’s shares include 2,027 shares held in the Company’s 401(k) defined contribution plan.

(13)	Ms. Hollers’ shares include 28,329 shares held in the Company’s 401(k) defined contribution plan and 23,075 shares held by her spouse.

(14)	Mr. Maples’ shares include 7,834 shares held in the Company’s 401(k) defined contribution plan.

(15)	Mr. McLaurin’s shares include 6,647 shares held in the Company’s 401(k) defined contribution plan.

(16)	Mr. Patterson’s shares include 7,536 shares held in the Company’s 401(k) defined contribution plan.

(17)	Mr. Scott’s shares include 427 shares held in the Company’s 401(k) defined contribution plan.

(18)	Mr. Soccorso’s shares include 373 shares held in the Company’s 401(k) defined contribution plan.

(19)	Mr. White’s shares include 851 shares held in the Company’s 401(k) defined contribution plan.

(20)	The number of shares held by directors, nominees, and non-director executive officers includes 194,859 shares of the Company’s stock that have been pledged as collateral by these persons for loans received from the Company and other financial institutions, as follows: Mr. Brown – 20,894 shares; Mr. Phillips – 32,976 shares; and Mr. Credle – 12,523 shares.

Director Nominees

Daniel T. Blue, Jr., 65, is the managing partner of the law firm Blue Stephens and Fellers LLP, located in Raleigh, North Carolina, where he has been an attorney since 1973. In 1980, Mr. Blue was elected to the North Carolina House of Representatives and was re-elected twelve times. From 1991 – 1995, Mr. Blue was twice elected Speaker of the North Carolina House of Representatives. Mr. Blue currently serves in the North Carolina Senate, representing Wake County, and was elected in March 2014 as the Senate Minority Leader. Mr. Blue is the immediate past Chair of the Board of Trustees of Duke University. He is also a member of the Duke University Health System and a former director of Duke University Management Company. Mr. Blue has been a director of the Company and First Bank since 2010.

Mr. Blue has an extensive background in law and public service, and has skills related to executive decision making, as well as oversight, governance and management of large organizations.

Jack D. Briggs, 74, is a funeral director and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., Carter Funeral Home, Inc., and Mountain View of Denton, Inc., and secretary of Piedmont Funeral Home. Mr. Briggs has been in the funeral director business since 1970. Mr. Briggs has been a director of the Company since its formation in 1983 and a director of First Bank since 1976.

Mr. Briggs brings entrepreneurial and business-building skills and experience to the Company, having successfully founded and acquired several businesses. Additionally, as owner and operator of a company, Mr. Briggs has over 44 years of experience overseeing the preparation of financial statements and the review of accounting matters.

Mary Clara Capel, 55, is a member of senior management as the director of administration at Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, North Carolina, where she has been employed since 1981, including twelve years in her current position. She is also the owner of an internet retail business in Chapel Hill, North Carolina. Ms. Capel has been a director of the Company and First Bank since 2005. Ms. Capel is the current chairman of the Board of Directors of the Company.

Ms. Capel brings business executive decision making and oversight skills as a result of her 33 years of experience with a third-generation family business, which has grown from its rug manufacturing operation in Troy, North Carolina to importing and exporting rugs worldwide.

James C. Crawford, III, 57, served on the Board of Directors, including as its Chairman, of Great Pee Dee Bancorp, Inc., a bank holding company headquartered in Cheraw, South Carolina, from 1992 until its acquisition by the Company in April 2008. Mr. Crawford is the retired Chief Executive Officer of B.C. Moore and Sons, Inc., a department store chain. Mr. Crawford has been a director of the Company and First Bank since 2008. Mr. Crawford is the current chairman of the Board of Directors of First Bank.

Mr. Crawford brings extensive experience with accounting and finance, as well as oversight and management of multiple businesses.

James G. Hudson, Jr., 74, served as a director and President and Chief Executive Officer of Century Bancorp, Inc., a bank holding company headquartered in Thomasville, North Carolina, at the time of its acquisition by the Company in 2001, having been employed with Century Bancorp since 1972. Mr. Hudson has served as a director of the Company and First Bank since 2001. He was employed as an Executive Vice President of First Bank from 2001 until his retirement in May 2008.

Mr. Hudson has over 40 years of banking experience and brings both financial services and corporate governance perspectives as a result of his work history.

Richard H. Moore, 53, was named as President and Chief Executive Officer of the Company in June 2012. Prior to joining the Company, he served as a managing director of San Diego-based Relational Investors LLC, a Registered Investment Advisor that advises the investment decisions of some of the largest pension funds in the world. Prior to joining Relational Investors, Mr. Moore served two terms as State Treasurer of North Carolina and served for four years as the Secretary of Crime Control and Public Safety. Mr. Moore also previously served as Chair of the North Carolina State Banking Commission for eight years. Mr. Moore served two terms on the Board of Executives of the New York Stock Exchange and continues to serve on the New York Stock Exchange Regulation board. Mr. Moore was previously an Assistant U.S. Attorney and also practiced corporate, real estate and tax law for many years. Mr. Moore is a former trustee of Wake Forest University and served on its Investment Committee. Mr. Moore is also a director of the Durham-based North Carolina Mutual Life Insurance Company. Mr. Moore has been a director of the Company and First Bank since 2010.

Mr. Moore’s career has provided him with extensive financial and accounting experience and gives him keen insight with respect to budget and audit matters, as well as the oversight, governance and management of larger organizations.

George R. Perkins, Jr., 74, is the retired Chief Executive Officer of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina. Mr. Perkins served in this role from 1996 until his retirement in 2009. Mr. Perkins has been a director of the Company and First Bank since 1996.

Mr. Perkins brings executive decision making skills and business acumen to the Company as a result of his professional experience in the textile industry.

Thomas F. Phillips, 68, is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until its merger with the Company in 2000. Mr. Phillips has served as a director of the Company and First Bank since 2000.

Mr. Phillips brings over 29 years of financial experience gained during his director terms with First Savings Bancorp and the Company. Mr. Phillips has extensive skills in accounting, finance and risk management.

Frederick L. Taylor, II, 44, is President of Troy Lumber Company, located in Troy, North Carolina, where he has been employed since 1992. Mr. Taylor has been a director of the Company and First Bank since 2005.

Mr. Taylor brings business-building skills and experience to the Company. Additionally, Mr. Taylor has experience in overseeing the preparation of financial statements and review of accounting matters.

Virginia Thomasson, 62, is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina, where she has been a partner since 1988. She served as a director of First Savings Bancorp, Inc. from 1997 until its merger with the Company in 2000. Ms. Thomasson has served as a director of the Company and First Bank since 2000. Ms. Thomasson has been designated as an “audit committee financial expert” in accordance with SEC regulations.

Ms. Thomasson brings to the Company experience and skills in public accounting and over 16 years of financial industry experience.

Dennis A. Wicker, 61, is a partner in the law firm Nelson Mullins Riley and Scarborough, LLP, located in Raleigh, North Carolina, a position he has held since 2009. From 2008 to 2009, Mr. Wicker was a shareholder and a member of the Executive Committee of the law firm of SZD Wicker, LPA, and from 2001 to 2008 he was a partner in the law firm of Helms, Mullis & Wicker, LLP. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2001. Mr. Wicker has been a director of the Company and First Bank since 2001. Mr. Wicker currently serves as a director of Coca Cola Bottling Company Consolidated and within the past five years served as a director of Air T, Inc.

Mr. Wicker has an extensive background in law and public service and brings to the Company executive decision making, governance and risk assessment skills.

John C. Willis, 71, is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since its formation in 1983 and a director of First Bank since 1980.

During his long tenure as a board member, Mr. Willis has developed knowledge of the Company’s business, history, organization, and executive management that has enhanced his ability as a director.

Executive Officers

In addition to Mr. Moore, the executive officers of the Company and First Bank are as follows:

R. Walton Brown, 61, is an Executive Vice President of the Company and First Bank and has served in those positions since joining the Company in 2003. Mr. Brown was the chairman of the Board of Directors, President, and Chief Executive Officer of Carolina Community Bancshares, Inc., a bank holding company headquartered in Latta, South Carolina, from its inception in 1995 until its acquisition by the Company in January 2003. He served as the president of Carolina Community Bank, the bank subsidiary of Carolina Community Bancshares, and its predecessors from 1979 until January 2003. Mr. Brown served as a director of the Company from 2003 to 2013. Mr. Brown has been a director of First Bank since 2000 and continues to serve in that role.

John F. Burns, 66, is an Executive Vice President of the Company and First Bank and has served in those positions since joining the Company in 2000. Mr. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. when First Savings merged with the Company in 2000, having been employed by First Savings since 1972. Mr. Burns served as director of the Company from 2000 until 2013. Mr. Burns has been a director of First Bank since 2000 and continues to serve in that role.

Eric P. Credle, 45, is an Executive Vice President of the Company and First Bank and has served as the Chief Financial Officer of the Company and First Bank since joining the Company in 1997.

Cathy A. Dudley, 54, was named an Executive Vice President of First Bank effective March 11, 2014.  Ms. Dudley joined First Bank in 2004 as a Senior Vice President responsible for electronic banking.  Most recently her responsibilities have focused on improving the customer experience. She has direct responsibility for the First Bank Customer Service Center, Training and Human Resources.  Prior to joining First Bank, Ms. Dudley spent 14 years as a management consultant specializing in community banking at firms including KPMG.

Anna G. Hollers, 63, was Chief Operating Officer, Executive Vice President, and Secretary of the Company and First Bank until her retirement on March 31, 2014. Ms. Hollers served as Secretary of the Company and First Bank from 1983 until her retirement, as Executive Vice President of the Company and First Bank from 1994 until her retirement, and as Chief Operating Officer from 2005 until her retirement. She was employed by the Company at its formation in 1983 and by First Bank from 1972 until her retirement.

Timothy S. Maples, 53, is an Executive Vice President and Assistant Secretary of the Company and First Bank and Chief Investment Officer of First Bank. He served as Senior Vice President of the Company and First Bank from 2000 to 2010 and has served as Investment Officer of First Bank since joining the Company in 2000. He has served as Assistant Secretary of the Company and First Bank since 2005.

Michael G. Mayer, 54, was named the President of First Bank effective March 10, 2014. Prior to joining the Company, Mr. Mayer most recently served as Chief Executive Officer of 1st Financial Services Corporation, parent company of Mountain 1st Bank & Trust, a position he held from January 2010 until 1st Financial Services Corporation’s acquisition in January of 2014. Mr. Mayer previously served as President and Chief Executive Officer of Carolina Commerce Bank from 2009 until 2010 and Colony Signature Bank (In Organization) from 2007 to 2009, and has held various senior banking positions over his thirty year banking career.

Lee C. McLaurin, 52, is an Executive Vice President of the Company and First Bank and has served as the Controller of the Company and First Bank since joining the Company in 1987. He served as Senior Vice President of the Company and First Bank from 1987 to 2010.

Robert T. Patterson, 48, is an Executive Vice President of First Bank and serves as the Co-Chief Credit Officer of First Bank.  Mr. Patterson has served in this position since April 2012.  Prior to April 2012, Mr. Patterson served as a Senior Vice President in First Bank’s credit administration department beginning in January 2009, after having been a branch officer since joining First Bank in 1997.

Rex M. Scott, 58, is a Senior Vice President of First Bank and serves as the Chief Information Officer of First Bank. Mr. Scott was named Chief Information Officer of First Bank in October 2012 after joining First Bank in October 2011 as an information technology officer. Prior to joining First Bank, Mr. Scott served as the Chief Operating Officer for CapStone Bank, a community bank headquartered in Raleigh, North Carolina.

Edward F. Soccorso, 41, is an Executive Vice President of First Bank and serves as the Co- Chief Credit Officer of First Bank.  Mr. Soccorso joined the Company in 2012.  Prior to joining First Bank, Mr. Soccorso was Director at Piedmont Investment Advisors, LLC where he managed the team dedicated to advising the U.S. Treasury on bank investments made under the Troubled Asset Relief Program (TARP).  Prior to joining Piedmont in 2009, Mr. Soccorso was a Senior Vice President at Four Corners Capital Management, LLC, a Registered Investment Advisor that managed asset backed and fixed income portfolios for institutional investors.

J. Dorson White, Jr., 63, is an Executive Vice President of First Bank and has served as the Chief Retail Banking Officer of First Bank since joining the Company in July 2011. Prior to joining First Bank, Mr. White served as the Chief Operating Officer of East Carolina Bank, a community bank headquartered in Engelhard, North Carolina.

BOARD COMMITTEES AND ATTENDANCE

The Board of Directors has established four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, the Board of Directors may establish other committees from time to time for specific purposes. The following table presents the 2014 membership of the committees that are described below. The chair of each committee is noted with a “(c)”. Following the table is additional information regarding each committee.

	Executive and Loan Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel T. Blue, Jr.	X	X	X	X
Jack D. Briggs	X	X	X	X
David L. Burns*	X	X	X	X
Mary Clara Capel	X (c)	X	X (c)	X (c)
James C. Crawford, III	X	X	X	X
James G. Hudson, Jr.	X
Richard H. Moore	X
George R. Perkins, Jr.	X		X	X
Thomas F. Phillips	X	X	X	X
Frederick L. Taylor, II	X	X	X	X
Virginia C. Thomasson	X	X (c)	X	X
Dennis A. Wicker	X
John C. Willis	X	X	X	X

* Mr. D. Burns is serving on these committees until his retirement from the Board of Directors on May 8, 2014.

Executive and Loan Committee

The Executive and Loan Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except those duties and authorities exclusively reserved to the Board of Directors by the Company’s bylaws or by statute. The Executive and Loan Committee also serves as Loan Committee for First Bank. The Executive and Loan Committee held 14 meetings during 2013.

Audit Committee

The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee also reviews and presents to the Board of Directors information regarding the effectiveness of the Company’s policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company’s financial reporting process on behalf of the Board of Directors. All of the current members of the Audit Committee are independent, as defined by the Nasdaq Stock Market (“NASDAQ”) and the Securities Exchange Act, as well as the Company’s Corporate Governance Guidelines. The Audit Committee held six meetings during 2013.

The Board of Directors has determined that Ms. Thomasson is an “audit committee financial expert” within the meaning of SEC rules and regulations. The Audit Committee reviews and ratifies its charter on an annual basis. The Audit Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About Us – Investor Relations – Governance Documents.”

Compensation Committee

Generally, the Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Compensation Committee also administers the Company’s equity compensation plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees. Each of the current members of this committee are independent under the rules and regulations of NASDAQ. The Compensation Committee held three meetings during 2013. The Compensation Committee operates under a charter that has been approved by the Board of Directors. The Compensation Committee reviews and ratifies its charter on an annual basis, and the charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About Us – Investor Relations – Governance Documents.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for i) identifying qualified individuals to become Board members, ii) determining the composition of the Board and its committees, and iii) developing and implementing the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee will consider shareholder nominees for Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section “Nominations For Director” above. The section below entitled “Corporate Governance Policies and Practices - Director Nomination Process” describes the process utilized by the Nominating and Corporate Governance Committee for identifying and evaluating candidates to be nominated as directors. The Nominating and Corporate Governance Committee reviews and ratifies its charter on an annual basis, and the charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About Us – Investor Relations – Governance Documents.” Each of the current members of this committee are independent as defined by NASDAQ rules and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee held one meeting during 2013.

Attendance

The Board of Directors held six meetings during 2013. All of the directors and nominees for re-election attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees described above on which they served during the period they were directors and members of such committees.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Company has developed, and operates under, corporate governance principles and practices that are designed to maximize long-term shareholder value, align the interests of the board and management with those of the Company’s shareholders, and promote the highest ethical conduct among the Company’s directors and employees. Highlights of the Company’s corporate governance policies, practices and procedures are described below.

Director Independence

The Board of Directors believes that a substantial majority of the board should consist of directors who are independent under rules set forth by NASDAQ and as defined in our Corporate Governance Guidelines. The Board of Directors makes an annual determination regarding the independence of each of the Company’s directors. The Board last made these determinations for each member of the board in March 2014, based on the review of director questionnaires designed to elicit information regarding independence. The Board has determined that 11 of its 13 current directors are independent as contemplated by NASDAQ. The two individuals who are not independent are Mr. Moore and Mr. Wicker. Mr. Moore is not independent because he is a current employee of the Company. Mr. Wicker is not considered independent due to payments made by the Company to a family member during 2011 and 2012.

Annual Director Re-Election

Since the Company’s inception, its bylaws have required that directors must stand for re-election to the Board of Directors at each annual shareholders’ meeting. The Board of Directors believes that this policy makes it easier for shareholders to hold directors more directly accountable for corporate performance compared to the staggered-board structure in use at many public companies, which permits directors to hold their positions for several years.

Separation of the Offices of Chairman and Chief Executive Officer

The Board of Directors believes that one of its main purposes is to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer. Although not required by the Company’s bylaws, the Board of Directors has historically believed, and continues to believe, that this objective is facilitated by having an independent director serve as Chairman, thereby separating the offices of Chairman of the Board of Directors and Chief Executive Officer. The Chairman of the Board is responsible for approving meeting schedules and agendas, as well as acting as a liaison between the Chief Executive Officer and the independent directors.

The Board’s Role in Risk Oversight

The Board of Directors believes that each member in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by the Company. At a minimum, this requires the members of our Board of Directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board of Directors and the Audit Committee through its review of the Company’s compliance with regulations set forth by its regulatory authorities, including the FDIC, and recommendations contained in regulatory examinations.

Because we believe risk oversight is a responsibility for each member of the Board of Directors, we do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our committees concentrates on specific risks for which they have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the Audit Committee regularly monitors the Company’s exposure to fraud and internal control risk. Our Compensation Committee’s role in monitoring the risks related to our compensation structure is discussed in further detail below. See “Compensation Committee Report” on page 27.

Executive Sessions

The Board of Directors has adopted a resolution requiring that the independent directors of the Company meet at least twice a year in executive session with no non-independent directors or employees of the Company present. At these meetings, the independent directors discuss strategic or other key issues regarding the Company. Two of these executive sessions were held in 2013.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the individuals for nomination as members of the Board. The goal of the Nominating and Corporate Governance Committee is to create a Board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Nominating and Corporate Governance Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. In addition to requiring that each director possess the highest integrity and character, the Nominating and Corporate Governance Committee’s evaluation of director candidates includes an assessment of issues and factors regarding an individual’s familiarity with the Company’s geographic market area, independence as defined by the various regulatory authorities, business experience, accounting and financial expertise, diversity, and awareness of the Company’s responsibilities to its customers, employees, regulatory bodies, and the communities in which it operates. The Nominating and Corporate Governance Committee also takes into consideration the Board’s established policies relating to the Board’s retirement policy and the ability of directors to devote adequate time to Board and committee matters. When the Nominating and Corporate Governance Committee is considering current Board members for nomination for re-election, the Committee also considers prior Board contributions and performance, as well as meeting attendance records.

The Nominating and Corporate Governance Committee does not have any formal guidelines regarding how it should consider diversity in identifying nominees for director. However, the Committee values the diversity on our current board and is generally cognizant of the benefits of a diverse board.

The Nominating and Corporate Governance Committee may seek the input of the other members of the Board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Nominating and Corporate Governance Committee also will consider recommendations by Company shareholders of qualified director candidates for possible nomination to the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at 300 SW Broad Street, Southern Pines, North Carolina 28387. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

In addition, the Company’s bylaws contain specific conditions under which persons may be nominated directly by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that shareholders comply with the advance notice time-frame requirements described under the section entitled “Nominations for Director” above.

Stock Ownership Requirements

The Company’s Board of Directors has adopted a common stock ownership policy for members of the Board. This policy requires that any candidate for the Board must either own, or commit to acquire, common stock of the Company with a monetary value of at least $50,000. Newly elected directors have one year from the date of their election to acquire the necessary stock. Once the $50,000 ownership requirement is met, the Board member is deemed to have satisfied this requirement even if subsequent decreases in the Company’s stock price cause the value of the member’s holdings to fall below $50,000. All directors are currently in compliance with this policy. The Board believes that this stock ownership policy substantially enhances shareholder value by materially aligning the Board’s interests with those of the shareholders.

Mandatory Retirement

The Company’s bylaws state that no individual may be elected to, or may serve on, the Board of Directors any time after his or her 75th birthday, except that if a director is elected to the Board prior to his or her 75th birthday and reaches the age of 75 while serving as a director, such director’s term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow for the Board to make exceptions to this limitation in connection with mergers or acquisitions. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

Communications with Directors

The Board of Directors believes that it is important that a direct and open line of communication exist between the Board and the shareholders and other interested parties. Any shareholder or other interested party who desires to contact one or more of the Company’s directors may send a letter to the following address:

First Bancorp Board of Directors

P.O. Box 417

Troy, North Carolina 27371

In addition, any shareholder or other interested party who has any concerns or complaints relating to accounting, internal controls or auditing matters may contact the Audit Committee by writing to the following address:

First Bancorp Audit Committee

P.O. Box 417

Troy, North Carolina 27371

All such communications will be forwarded to the appropriate party as soon as practicable without being screened.

Annual Meeting Policy

Directors are expected to attend the Company’s annual meeting of shareholders. All members of the 2013 Board attended the Company’s 2013 annual meeting of shareholders.

Cumulative Voting

The Company’s bylaws provide for the availability of “cumulative voting” in the election of directors. Under cumulative voting, each shareholder calculates the number of votes available to such shareholder by multiplying the number of votes to which his or her shares are normally entitled by the number of directors for whom the shareholder is entitled to vote. The shareholder can then cast the sum for a single candidate or can distribute it in any manner among any number of candidates. For example, if 12 directors are to be elected, a shareholder who owns 1,000 shares will have 12,000 votes. This shareholder can cast all of these votes for one candidate, or 1,000 for 12 candidates, or 2,000 for each of six candidates, or any other mathematically possible combination.

The purpose of cumulative voting is to preserve the right of minority shareholders, or a group of shareholders acting together, to obtain representation on the Board of Directors that is roughly proportional to their ownership interest in the corporation. The Company’s Board of Directors believes that the minority representation guaranteed by cumulative voting is an appropriate feature of corporate democracy and is not likely to cause harmful factionalism on the board.

Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company’s Articles of Incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. See the third paragraph under “Proposal 1- Election of Directors” above for additional information regarding cumulative voting.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to the Company’s directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code of Ethics. The Code of Ethics is available on the Company’s website at www.LocalFirstBank.com under the tab “About Us – Investor Relations – Governance Documents.” Any amendments or waivers to the Code of Ethics will be disclosed in the same location on the Company’s website.

The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The Board of Directors recommends that shareholders vote “FOR” the proposal to elect the 12 nominees as directors. Unless indicated to the contrary, proxies will be voted “FOR” the 12 nominees listed above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss our compensation program as it pertains to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers in 2013 (NEOs), as well as one former executive officer. As discussed below, the compensation policies relating to our current Chief Executive Officer, who joined our company in June 2012, are discussed separately in cases where they differ materially from those for our other five named executive officers (Other NEOs). Our discussion focuses on compensation and practices relating to 2013, our most recently completed fiscal year.

Structure and Role of the Compensation Committee

The Compensation Committee of our Board of Directors consists entirely of independent directors. It operates under a written charter that the board has adopted.

The Compensation Committee is primarily responsible for the following:

•	reviewing the Company’s overall compensation practices as they relate to the Company’s risks;
•	reviewing the performance of our chief executive officer, or CEO;
•	determining, or recommending to the board for its determination, the CEO’s compensation, including salary, bonus, incentive and equity compensation;
•	reviewing and approving the CEO’s recommendations about the compensation of our other executive officers;
•	recommending to the board the performance targets for our annual incentive bonus plan;
•	periodically reviewing our equity-based and other incentive plans and recommending any revisions to the board;
•	recommending to the board any discretionary 401(k) contributions;
•	recommending director compensation to the board;
•	approving any equity compensation grants;
•	approving employment or other agreements with the Company’s executive officers; and
•	reviewing the Company’s compliance with legal and regulatory requirements related to compensation arrangements or practices.

Compensation Philosophy and Objectives

The objectives of our executive compensation programs are:

•	fairly compensating executives for their efforts;
•	attracting and retaining quality executive leadership;
•	rewarding the achievement of annual corporate performance targets; and
•	aligning officers’ long-term interests with those of our shareholders.

Our compensation program seeks to reward our executives’ contributions to corporate performance, including contributions of leadership, effort, creative ideas, industry and operational knowledge, and ethical behavior, all in pursuit of increasing shareholder value. The committee’s general philosophy is that we should compensate our executive officers at approximately the same average level as corresponding officers at similarly situated peer financial service companies. While that is our general philosophy, we may position a base salary in the upper quartile of the market due to experience, performance, or competitive situations. Also, we provide incentives that may result in compensation reaching the upper quartile of the market when performance exceeds targets.

Because the Compensation Committee bases its compensation decisions on the objectives and philosophy described above, it does not take into account an individual’s net worth or the wealth the individual has accumulated from prior compensation.

Competitive Positioning

Periodically, the Compensation Committee engages outside compensation consultants to evaluate whether our compensation practices are consistent with meeting our objectives. In these engagements, the outside consultant typically compares our compensation practices and compensation levels to those of a peer group of similarly situated financial service companies. The consultant then provides the Committee with analysis and recommendations. See additional discussion below.

Executive Compensation Program Overview

The five primary components of our executive compensation program are:

•	Base salary
•	Annual cash incentives
•	Equity grants
•	Benefits
•	Post-termination compensation

In the information that follows, we discuss the compensation of our Chief Executive Officer and then we discuss the compensation of our Other NEOs.

Compensation of Richard H. Moore, Chief Executive Officer

Based on consultations with Blanchard Consulting Group, an independent compensation consultant that the Compensation Committee has periodically engaged to assist in evaluating executive compensation, the following terms were negotiated as part of Mr. Moore’s employment agreement that was entered into on August 28, 2012:

Base Salary - Mr. Moore’s initial annual base salary was set at $475,000, which Blanchard Consulting Group assessed and concluded was slightly below the estimated average of a peer group that is substantially similar to the peer group shown on page 20. As an offset to the below-market salary and as an inducement to Mr. Moore to enter into an employment agreement with the Company and resign from his other employment, it was agreed that Mr. Moore would have the opportunity to earn annual bonuses and long-term incentive compensation at levels at, or above, the peer group if the Company achieved significantly improved performance. With the employment agreement being entered into in late 2012, the Compensation Committee determined that Mr. Moore’s annual base salary should remain at $475,000 for 2013.

Performance Incentive Plan – Mr. Moore’s employment agreement states that beginning January 1, 2013, Mr. Moore has the opportunity to earn an annual bonus with a value of between $150,000 and $600,000 based on the Company’s attainment of an annual earnings goal established by the Compensation Committee for that year (discussed below). This equates to between 32% and 126% of Mr. Moore’s annual salary of $475,000. Based on their review of an analysis provided by Blanchard Consulting Group, the Committee concluded that the annual performance bonus percentages were in approximately the 75th percentile when compared to the peer group, which, as noted above, was contemplated when determining Mr. Moore’s base salary.

According to the employment agreement, the bonus earned is to be paid 50% in cash and 50% in restricted stock, with the stock vesting in one-third increments at each of the following three year ends. If the actual earnings for a year are at the “Threshold” level, Mr. Moore will earn a bonus with a value of $150,000; if they are at the “Target” level, he will earn a bonus with a value of $300,000; and if they are at the “Maximum” level, he will earn a bonus with a value of $600,000. The amount payable where performance is greater than Threshold but less than Target or greater than Target but less than Maximum are to be determined on the basis of straight line interpolation between points. The payment of the bonus is conditioned on the Company having achieved a satisfactory regulatory review as of such date as determined by the board of directors.

As noted above, the bonus under Mr. Moore’s employment agreement is based on the Company’s attainment of an earnings goal. The earnings goal for 2013 was defined by the Compensation Committee as an earnings per share goal that was to be measured in a manner consistent with generally accepted accounting principles, except that it excludes certain items of income and expense that are volatile, unpredictable and generally relate to actions taken by the Company that occurred prior to Mr. Moore’s employment and are almost entirely out of his control. Accordingly, loan discount accretion related to two-failed bank transactions, provisions for loan losses, securities gains/losses, foreclosed property write-downs, indemnification asset income/expense and other gains/losses are examples of items that the Compensation Committee believed should be excluded from the measurement (as well as the related tax impact). The Compensation Committee also determined that the number of common shares used in determining the earnings per share goal should be based on the Company’s shares outstanding prior to the Company’s December 2012 capital raise, so as not to unduly penalize Mr. Moore for the Company’s decision to raise capital that arose after the earnings goal was set. For 2013, the Compensation Committee established a Threshold earnings per share goal of $1.72 (calculated in the manner described above) that the Compensation Committee believed was an appropriate estimate of earnings (as adjusted) for 2013. The Target goal of $1.89 earnings per share was set at a level 10% higher than the Threshold and the Maximum goal of $2.06 earnings per share represented an additional 10% improvement over the Target earnings per share goal.

At a meeting held on February 11, 2014, the Compensation Committee reviewed the Company’s earnings performance for 2013 as it relates to the adjusted earnings goal discussed above. Based on their review, the Compensation Committee determined that the Company’s actual earnings per share, calculated in the manner discussed above was $1.78, which was between the Threshold goal and the Target goal. The Compensation Committee also determined that the results of the annual regulatory review were satisfactory. Additionally, the Compensation Committee discussed the improvement in many of the Company’s key financial measures, improvement in several of the Company’s internal processes, and the improvement in the Company’s stock price since Mr. Moore’s appointment as CEO, with the members noting that on the day prior to Mr. Moore joining the Company, the Company’s stock price was $9.25 per share, while the stock price was $16.62 per share on December 31, 2013 and $17.33 per share on February 10, 2014. Additionally, the Compensation Committee noted that a Blanchard Consulting Group peer study that was reviewed in November 2013 (discussed below) indicated that Mr. Moore’s total compensation was below the average of a peer group of similarly sized banks. As a result of this review, the Compensation Committee decided that notwithstanding the bonus amount that would have been payable under the parameters set in the Performance Incentive Plan for Mr. Moore, the additional performance factors warranted the Committee exercising its discretion to grant Mr. Moore a bonus of $150,000 in cash and $150,000 in stock, with the price of the stock used to determine the number of shares to be issued based on the Company’s stock price as of August 27, 2012, which was the day before the execution of the employment agreement with Mr. Moore. The Company’s stock price on August 27, 2012 was $9.58, which when divided into $150,000 resulted in 15,657 shares being granted to Mr. Moore on February 11, 2014, with the Compensation Committee determining that one-third of the stock grant would vest immediately and the other two thirds will vest in equal amounts on January 1 of the following two years so long as Mr. Moore is an employee of the Company on those dates and subject to standard clawback provisions. On February 11, 2014, the price of the Company’s stock was $17.77, which resulted in the value of the stock grant to Mr. Moore totaling $278,225, and thus the total value of the 2013 bonus amounting to $428,225 (under the assumption that the stock fully vests).

Long-Term Incentive Compensation – Upon the execution of the employment agreement in August 2012, Mr. Moore was granted 75,000 options to buy Company stock at an exercise price of $9.76 per share, which was the price of the Company’s common stock on the date of grant, and 40,000 shares of restricted stock of the Company. The 75,000 options will vest on December 31, 2014 if the Company achieves an earnings goal in 2014 (calculated the same as described above), which the Committee estimated would be a 30% improvement from the Company’s approximate level of performance at the time the award was granted. The 40,000 shares of restricted stock will vest on December 31, 2015 if the Company achieves an earnings goal in 2015 (calculated the same as described above) that would be a 50% improvement from the approximate level of performance at the time the award was granted. Assuming the awards vest, the option grant was estimated to have a value of approximately $274,000 on the grant date, which was approximately 58% of Mr. Moore’s base salary, while the restricted stock grant was valued at $394,000, or approximately 83% of base salary. The Compensation Committee determined that the value of the awards was at or near the top of the range compared to summary database statistics provided by Blanchard Consulting Group for banks across the nation with between $1-$5 billion in assets as it relates to long-term incentive plan opportunity levels. The database statistics were used instead of the peer group listed on page 20 because it was believed by Blanchard Consulting Group to have more complete data for incentive-based long-term equity compensation grants. Based on the below market base salary accepted by Mr. Moore and the fact that the Compensation Committee believed that the earnings targets were very challenging, the Compensation Committee determined these elements of long-term incentive compensation to be appropriate.

In addition to the financial terms discussed above, other provisions of Mr. Moore’s employment agreement include the following:

•	One year term, automatically renews unless either party gives written notice of non-renewal.
•	Mr. Moore is entitled to participate in Company benefit plans made available to other employees – see discussion of these benefits in the “Other NEO” compensation discussion below.
•	Reimbursement of the costs of participation in the North Carolina State Health Plan.
•	Upon termination upon the occurrence of certain adverse conditions for Mr. Moore within twelve months of a change in control, Mr. Moore would be entitled to two times his base salary, continuation of health insurance reimbursements for twelve months, and his long term incentive compensation awards vest in full.
•	In the event Mr. Moore is terminated by the Company without cause, Mr. Moore’s long term incentive compensation awards vest in full.
•	For twelve months following termination of employment, Mr. Moore is subject to non-competition and non-solicitation obligations.

Changes for 2014

At the February 11, 2014 Compensation Committee meeting, the Committee increased Mr. Moore’s base salary from $475,000 in 2013 to $525,000 for 2014. The increase in salary was granted based the Compensation Committee’s review of the Company’s performance discussed above and the results of a November 2013 Blanchard Consulting Group peer study (discussed below) that indicated Mr. Moore’s base salary and total compensation were below that of the peer group.

Except as otherwise described, the following section discusses the compensation of our Other NEOs. As discussed below, Jerry Ocheltree, a former executive officer, retired from the Company in June 2013. In connection with his retirement, Mr. Ocheltree and the Company entered a Retirement Agreement and Release of Claims that was filed on Form 8-K with the Securities and Exchange Commission on June 13, 2013 (the “Retirement Agreement”) and superseded his existing employment agreement.

1.	Base Salary

We pay each officer a base salary because it provides a minimum level of compensation and is necessary for recruitment and retention. The Compensation Committee intends that our Other NEOs’ base salaries will provide them with a competitive baseline level of compensation based on their individual experience, performance and scope of responsibility. An important aspect of base salary is the ability of the Compensation Committee, the board and the CEO (in the case of other officers’ salaries) to use annual base salary adjustments to reflect an individual’s performance or changed responsibilities.

Base salary levels are also important because we generally tie the amount of incentive compensation and retirement benefits to an officer’s base salary. For example, awards under our annual bonus plan, the Annual Incentive Plan, are denominated as a percentage of base salary.

In setting salaries for 2013, the Compensation Committee decided that salaries for our Other NEOs would remain the same in 2013 as they were in 2012 for the following reasons (however, see discussion of Ed Soccorso below):

•	The Company’s net loss in 2012.
•	Based on the prior year analysis performed by Blanchard Consulting Group that is discussed below, the base salaries for the Other NEOs had been at the top of the range that the Compensation Committee had targeted and indicated that it would be appropriate to keep them unchanged for another year.

In order to set salaries for our Other NEOs in 2012, the Compensation Committee engaged Blanchard Consulting Group to provide analysis and recommendations. In November and December 2011, Blanchard Consulting Group presented the Committee with its findings, which it based on a study of 2010 data (the most recent data then available).

The Blanchard Consulting Group analysis compared the compensation of our NEOs to a representative sample of 25 publicly traded financial institutions that were comparable to the Company in either location and asset size or in performance measures. This peer group consisted of the following companies:

• Ameris Bancorp	• Home Bancshares, Inc.
• BancTrust Financial Group, Inc.	• Pinnacle Financial Partners, Inc.
• Bank of the Ozarks, Inc.	• Renasant Corporation
• BNC Bancorp	• Republic Bancorp
• Capital City Bank Group, Inc.	• SCBT Financial Corporation
• Cardinal Financial Corporation	• Simmons First National Corp
• Carter Bank & Trust	• State Bank Financial Corporation
• CenterState Banks, Inc.	• StellarOne Corporation
• City Holding Company	• TowneBank
• Community Trust Bancorp, Inc.	• Union First Market Bankshares Corp.
• Fidelity Southern Corporation	• Virginia Commerce Bancorp, Inc.
• First Community Bancshares, Inc.	• Yadkin Valley Financial Corporation
• First Financial Holdings, Inc.

The Blanchard Consulting Group analysis indicated that the Company’s performance measures ranked within a wide range of percentiles compared to the peer group, with certain performance measures near or above the 75th percentile and other performance measures being near or below the 25th percentile. Overall, Blanchard Consulting Group concluded that the Company’s performance was comparable to that of its peers. This same analysis indicated that the salaries paid to our NEO’s were generally comparable to the 75th percentile of peers. The Compensation Committee discussed that in recent years, it had targeted NEO salaries to be in the 50th to 75th percentile compared to peers. Based on its review of the Blanchard Consulting Group analysis, the Compensation Committee concluded that the Other NEO salaries were at the top of the range they had targeted, and accordingly, the Compensation Committee concluded that NEO salaries would remain the same in 2012 as they were in 2011. And as noted above, the Compensation Committee determined that NEO salaries for 2013 would also remain unchanged, other than Mr. Soccorso’s salary. At the time of the late 2011 review, the Company’s NEOs included its former Chief Credit Officer, whose salary was $314,150, which was significantly higher than Mr. Soccorso’s salary, who assumed many of the Chief Credit Officer responsibilities upon his hiring in August 2012. Mr. Soccorso’s initial salary was $175,000, which was adjusted to $195,000 in 2013 as his responsibilities continued to increase.

In November 2013, the Compensation Committee met with Blanchard Consulting Group in order to review executive compensation matters. At this meeting, Blanchard Consulting Group presented the Committee with its findings, which it based on a study of 2012 data (the most recent data then available).

The Blanchard Consulting Group analysis compared the compensation of our NEOs to a representative sample of 23 publicly traded financial institutions that were comparable to the Company in either location and asset size or in performance measures. This peer group consisted of the following companies:

• Ameris Bancorp	• Renasant Corporation
• BNC Bancorp	• Republic Bancorp
• Capital City Bank Group, Inc.	• SCBT Financial Corporation
• Cardinal Financial Corporation	• Seacoast Banking Corp. of Florida
• Carter Bank & Trust	• State Bank Financial Corporation
• CenterState Banks, Inc.	• StellarOne Corporation
• City Holding Company	• S.Y. Bancorp, Inc.
• CommunityOne Bancorp	• TowneBank
• Community Trust Bancorp, Inc.	• Union First Market Bankshares Corp.
• Fidelity Southern Corporation	• VantageSouth Bancshares, Inc.
• First Community Bancshares, Inc.	• Virginia Commerce Bancorp, Inc.
• Hampton Roads Bancshares, Inc.

The results of the Blanchard study indicated that, except for the Chief Credit Officer position, base salaries for our Other NEOs were at or near the peer average. The study indicated that the peer average for base salary for the Chief Credit Officer position was significantly higher than the salary of Edward Soccorso, who fulfills many of those same roles for the Company and has the title “Co-Chief Credit Officer”. Based on review of the Blanchard study and an assessment of the responsibilities and performance of our Other NEOs, the Compensation Committee made certain adjustments to the salaries of our Other NEOs.

The following table presents the salaries of our Other NEOs during 2013 and the salaries for 2014, as determined by the Compensation Committee.

Named Executive Officer	Salary for 2013 ($)	Salary for 2014 ($)
Jerry L. Ocheltree	511,704	Not applicable
Anna G. Hollers	325,029	325,029
Eric P. Credle	283,868	310,000
John F. Burns	224,100	224,100
Edward F. Soccorso	195,000	325,000

2.	Annual Cash Incentive

The Compensation Committee designed our Annual Incentive Plan to provide our Other NEOs with the opportunity to earn an annual cash bonus of 35% to 50% of their base salary if we achieved targeted levels of financial performance, with the opportunity for each officer to earn up to twice the target percentage if certain goals were met. The Compensation Committee and the board believe that a meaningful, but not overwhelming, amount of each of our Other NEO’s annual direct compensation should be tied to achieving corporate performance targets. The Compensation Committee believes this structure reflects a proper balance of direct compensation that provides our officers with a baseline level of financial stability (in the form of base salary), while also providing an appropriate incentive for achieving annual targets that drive our corporate performance.

Our Annual Incentive Plan pays cash bonuses within the first 75 days of each year based on corporate performance in the preceding fiscal year. Each participant’s total possible bonus is based on a target bonus percentage set for each participant. The plan uses multiple performance measures to determine the amount of each participant’s total bonus. The board assigns a weight to each performance measure, with the sum of the weights equal to 100%. The weight is the percentage of each participant’s total bonus that will be based on that particular performance measure. The board also sets threshold, target and maximum performance levels for each measure. If we do not achieve the threshold performance level, participants earn no bonus for that measure. Participants earn 50% of their target bonus for the measure if we meet the threshold level, 100% if we meet the target level and 200% if we achieve the maximum level. Bonuses are directly proportional to performance between any of these set points. Thus, an officer’s bonus amount could range from 0% to 200% of the officer’s target bonus percentage under the terms of the plan.

Prior to 2010, the Compensation Committee recommended, and the board approved, the following target bonuses for our Other NEOs. In order to determine each officer’s cash bonus, the percentage listed below is multiplied by the officer’s base salary, which is then multiplied by the sum of the performance percentages earned that are described above. Based on the challenging economic conditions facing the banking industry and the Company’s lower levels of expected profitability in recent years, for each of the past four years, the Compensation Committee decided that every participant’s target bonus percentage would be reduced to one-third of its established level. Accordingly, each Other NEO’s target bonus was reduced as reflected in the table below.

Named Executive Officer	Target Bonus Percentage – Initial	Target Bonus Percentage – Reduced
Jerry L. Ocheltree	50%	16.7%
Anna G. Hollers	40%	13.3%
Eric P. Credle	40%	13.3%
John F. Burns	25%	8.3%
Edward F. Soccorso	20%	6.7%

The following table shows the thresholds, targets, maximums, and weightings for each performance goal that the Compensation Committee recommended to the board for 2013 performance goals for the Company’s officers (other than those classified as regional or branch officers) and the performance percentages that resulted from the actual results. The dollar amounts in lines 4 and 5 are in thousands:

	Measurement	Threshold	Target	Maximum	Weight	Actual for 2013	Performance Percentage
1	Earnings Per Share - Basic	$0.90	$1.00	$1.50	25%	$1.01	25.5%
2	Core Deposit Growth	3.49%	4.10%	6.15%	15%	5.30%	23.8%
3	Loan Growth (non-covered)	3.49%	4.10%	6.15%	10%	7.58%	20.0%
4	Noninterest Income - Core	$24,237	$28,514	$42,771	10%	$28,229	9.7%
5	Noninterest Expense	$102,371	$97,496	$82,872	10%	$96,619	10.6%
6	Net Interest Spread – New Loans vs. New Time Deposits	4.50%	4.70%	5.00%	10%	4.55%	6.2%
7	Past Due & Nonaccrual Ratio (non-covered)	2.72%	2.67%	2.27%	10%	3.07%	0%
8	Companywide Referral Goals	7,396	9,245	13,868	10%	5,897	0%
					100%		95.8%

We selected each of the above goals for our executive officer compensation because we selected those same types of goals for our branch employees and we desired to have the interests of our executive officers aligned as much as possible with our employees in the field. The following includes some of the specific reasons we selected each goal:

1)	Earnings Per Share – Basic – A direct profitability measure.
2)	Core Deposit Growth – Funds future growth and impacts the profitability of the Company.
3)	Loan Growth (non-covered) – Impacts the profitability of the Company.
4)	Noninterest income – Core – Impacts the profitability of the Company and diversifies revenue stream.
5)	Noninterest expense – Impacts the profitability of the Company.
6)	Net Interest Spread – New Loans vs. New Time Deposits – Impacts the profitability of the Company.
7)	Past Due and Nonaccrual Ratio (non-covered) – Asset quality has a significant impact on the safety and profitability of the Company.
8)	Companywide Referral Goals (non-covered) – This relates to the total amount of referrals made by branch employees to our mortgage, wealth management and insurance divisions. Referrals of existing customers to other divisions of the company impacts profitability and diversifies the Company’s revenue stream.

The term “non-covered” noted above means that we exclude from the calculation assets assumed in two failed-bank acquisitions that are covered by loss-share agreements with the FDIC. We believed it was appropriate to exclude those assets from the measurement criteria due to their unique characteristics.

In addition to the goals noted above, the Compensation Committee also set two triggers that the Company had to meet for any of the above-described bonuses to be paid. In other words, if the Company did not achieve both triggers, no bonuses would be paid to our Other NEOs no matter what the results were for the eight goals noted above. The two triggers were:

•	The Compensation Committee’s determination that the results of the annual safety and soundness exam performed by regulatory authorities were satisfactory.
•	The Company’s earnings per share must exceed $0.65, which was approximately two-thirds of the budgeted goal.

As shown above, the total payout percentage according to the terms of the Annual Incentive Plan was 95.8% and the Compensation Committee determined that the two triggers noted above were achieved.

Accordingly, the following table illustrates how each Other NEO’s incentive bonus for 2013 was calculated. These payments were made in March 2014. (Mr. Ocheltree was not eligible for payment since he was not an employee of the Company at December 31, 2013).

Named Executive Officer	(A) 2013 Salary ($)	(B) Target Bonus Percentage – Reduced (1)	(C) Performance Percentage	(A times B times C) Amount of Incentive Plan Compensation ($)
Anna G. Hollers	325,029	13.3%	95.8%	41,496
Eric P. Credle	283,868	13.3%	95.8%	36,241
John F. Burns	224,100	8.3%	95.8%	17,876
Edward F. Soccorso	195,000	6.7%	95.8%	12,448

(1) As previously discussed, due to challenging economic conditions facing the banking industry and the Company’s lower levels of expected profitability in recent years, for each of the past four years, the Compensation Committee decided that every officer’s target bonus percentage would be reduced to one-third of its established level.

In addition to the amount shown above, the Compensation Committee granted Mr. Soccorso a discretionary bonus of $20,000 primarily in recognition of his efforts in various initiatives within the Company during 2013.

For 2014, the Compensation Committee determined that the target bonus percentage for each officer participating in the Annual Incentive Plan, including each of our Other NEOs, would only be reduced by one-third of the original percentage.

3.	Equity Grants

As previously discussed, during 2014 we made an equity grant to our Chief Executive Officer related to performance for 2013. There were no equity grants made to our Other NEOs in (or for) 2013. Our current plan that allows for the grant of equity awards expires May 2, 2014. In order to maintain our flexibility to grant equity awards in the future, the board has adopted, and is submitting to the Company’s shareholders for approval, the First Bancorp 2014 Equity Plan. See Proposal 4 below.

4.	Benefits

We provide a competitive benefits program for our NEOs, including our Chief Executive Officer. We provide these benefits in order to retain and attract an appropriate caliber of talent and recognize that other companies with which we compete for talent provide similar benefits to their executive officers.

The following table lists our current benefit programs and shows, for each, the employees eligible for each benefit:

Benefit Plan	Named Executive Officers	Certain Managers and Individual Contributors	All Full-Time Employees
Supplemental Executive Retirement Plan	(1)	X
Perquisites	X	X
401(k) Plan	X	X	X
Defined Benefit Pension Plan	(2)	(2)	(2)
Health Insurance	X	X	X
Life Insurance (3)	X	X	X
Bank-Owned Life Insurance (4)	(4)	X
Disability Insurance	X	X	X

(1)	Ms. Hollers, Mr. Burns and Mr. Credle are participants in the Supplemental Executive Retirement Plan. Mr. Ocheltree had been in the plan, but was not vested in his benefit when he retired from the Company in June 2013. Mr. Moore and Mr. Soccorso are not participants in the plan. As discussed below, we froze the benefits of this plan as of December 31, 2012 for all participants.

(2)	Our defined benefit pension plan covers all full-time employees hired on or before June 11, 2009. This plan was frozen as of December 31, 2012 for all participants, which means that no further benefits will be earned by participants. As discussed below, we also froze the benefits of our Supplemental Executive Retirement Plan as of that same date.

(3)	The Company provides life insurance for each of its employees amounting to two times the employee’s salary, subject to a cap of $300,000.

(4)	The Company has purchased single-premium bank-owned life insurance policies that insure the lives of approximately 40 officers of the Company. For participating employees, life insurance benefits are two times the employee’s salary with no cap. In the event of death, all proceeds from the life insurance that exceed two times the employee’s salary are payable to the Company.

Supplemental Executive Retirement Plan

We sponsor a supplemental executive retirement plan, or SERP, for the benefit of certain members of our senior management, including each of our Other NEOs, except for Mr. Soccorso (our Chief Executive Officer is also not a participant). The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at retirement equal to 3% of final average compensation multiplied by years of service, up to a maximum of 60% of final average compensation. The amount of a participant’s SERP benefit is reduced by (1) the amount payable under our qualified pension plan, and (2) 50% of the participant’s primary Social Security benefit.

We set the benefits payable under the SERP in 1993 at the inception of the plan, in consultation with an employee benefits consultant who assisted us with plan design. At that time, the employee benefits consultant provided peer information and gave his expert opinion that the benefits payable under this plan were reasonable and would further our objectives of attracting and retaining senior management executives.

During 2012, we decided that we wanted to offer a uniform set of retirement benefits that would be applicable to all employees and not just those that were hired after June 11, 2009 or those that had achieved a certain level within the Company. Accordingly, effective December 31, 2012, in addition to freezing the qualified defined benefit pension plan (as noted above), we also froze our SERP, which means that the participants of that plan will not earn future benefits under the plan.

In March 2014, we amended the SERP to provide that any executive officer who earned at least 40 years of service with the Company would be deemed to have automatically met the normal retirement age and normal retirement date for purposes of the retirement benefit under the SERP. As noted on page 35, this amendment had an immediate impact as it related to the retirement of Ms. Hollers.

Perquisites

We provide only very limited perquisites. During 2013, the only perquisites provided to any of the NEOs were as follows:

•	We paid country club dues amounting to $1,830 on behalf of Mr. Ocheltree.
•	We paid civic club dues amounting to $580 on behalf of Mr. Credle.
•	We have a home loan program that all of our employees are eligible to participate in that allows employees to borrow money for a loan on their primary residence, subject to our normal credit underwriting standards. Until January 2014, employees were eligible to receive an interest rate that was 1% less than the interest rate offered to non-employees. Beginning in January 2014, for any new loans, the Company only offers a 0.25% lower interest rate to employees, and only for its “in-house” adjustable rate loan product.

5.	Post-Termination Compensation

Accelerated Vesting

Our current equity plan and the SERP have change in control provisions that automatically vest all participants in the benefits of each plan in the event of a change in the control of our Company. We believe that other companies with which we compete for executive talent provide a similar acceleration benefit, and that these provisions therefore assist us in attracting and retaining talent.

Employment Agreements

We have (or had) employment agreements with each of our NEOs. The employment agreement with our Chief Executive Officer has been previously described. See “Compensation of Richard H. Moore, Chief Executive Officer” above.

Mr. Ocheltree’s employment agreement terminated upon his retirement from the Company in June 2013 and was superseded by a Retirement Agreement and Release of Claims that is described in note 5 to the All Other Compensation Table on page 30 below. Ms. Hollers retired from the Company effective March 31, 2014 in accordance with the terms of her employment agreement, which has several provisions related to confidentiality and non-competition that continue past the last day of her employment.

As of December 31, 2013, Ms. Hollers, Mr. Credle and Mr. J. Burns each had a three-year employment agreement that automatically renews for a new three year term on each anniversary date unless either party gives written notice of non-renewal. During 2012, we provided written notice to each of these officers that their employment agreements would not automatically renew on their next anniversary date. We made this decision because we concluded that it had been many years since the employment agreements had been entered into, and we wanted an opportunity to review the terms of the agreements and make any adjustments needed to align them with changing philosophies and current market conditions. Because of the notification provided, our employment agreement with Ms. Hollers was scheduled to expire in August 2014, and as noted above, Ms. Hollers retired from the Company in March 2014. Our employment agreement with Mr. Credle will expire in August 2014, while our agreement with Mr. Burns will expire in September 2014. At, or prior to expiration, it is expected that we will offer Mr. Credle and Mr. Burns new employment agreements that will incorporate changes arising from the aforementioned review.

In March 2014, Mr. Soccorso entered into an employment agreement with the Company that includes the results of our review of employment agreements. The most significant difference between Mr. Soccorso’s agreement and the agreements that we have historically entered into with our NEOs is that the term is for only one year instead of three years. The Compensation Committee decided that this change was desirable and beneficial to the Company because it represents a lesser legal commitment to the 19 officers that have these agreements and is consistent with the term of the employment agreement that we have with Mr. Moore.

Each of these agreements provides for the payment of certain severance benefits to the officer upon termination of employment in certain circumstances, including following a change in the control of our company. For more information about these benefits, see the section below captioned “Executive Compensation – Potential Payments Upon Termination.” Each agreement also contains non-competition and confidentiality covenants that protect our company if the officer leaves.

The objectives of the Other NEO employment agreements were as follows:

•	The non-competition covenant protects us by preventing an officer from leaving our company and immediately joining a competitor, which could result in the officer taking business away from us.
•	The confidentiality covenant protects us by preventing an officer from disclosing trade secrets or confidential information regarding our company or our customers for two years after the officer leaves his or her employment with the company.
•	The change-in-control severance payment provision benefits us by minimizing the uncertainty and distraction caused by the current climate of bank acquisitions, and by allowing our executive officers to focus on performance by providing transition assistance in the event of a change in control.

The Compensation Committee and the board believe the amount of the severance benefits potentially payable to each Other NEO under these agreements is reasonable and consistent with industry standards.

The above discussion describes the five primary components of our executive compensation program. The following section describes other guidelines and procedures affecting executive compensation.

Other Guidelines and Procedures Affecting Executive Compensation

Stock Option Grants

When we approve a stock option grant, we set a date in the future as the measurement date for the exercise price of the stock option. We do not “back-date” stock option grants. We do not have a policy or practice of making stock option grants during periods in which there is material non-public information about our Company.

Tax Considerations

It has been and continues to be our intent that all incentive payments be deductible unless maintaining deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. At this time, essentially all compensation we have paid to the NEOs is deductible under the federal tax code, except for income realized from exercise of incentive stock options by some NEOs.

Share Ownership Guidelines for Named Executive Officers

We do not require our NEOs to own any minimum amount of our common stock.

Consideration of Prior-Year Shareholder Advisory Vote

At the 2013 annual meeting of shareholders, on the proposal approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement for that annual meeting, 95 percent of the votes cast were cast in favor of the proposal. The Compensation Committee considered this high level of support as providing confirmation that the shareholders support our compensation policies and decisions for our named executive officers, and determined that its approach to the 2014 compensation policies and decisions would remain generally consistent with the approach in 2013.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of First Bancorp has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on its review and discussion, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in First Bancorp’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

The Compensation Committee has conducted a risk-based assessment of the Company’s compensation plans, policies and practices to determine whether such plans, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on this assessment, the Compensation Committee has concluded that the Company’s compensation plans, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee evaluated the Company’s compensation plans and programs to determine their propensity to cause undue risk taking by employees, including senior executive officers, relative to the level of risk associated with the Company’s business model and operations. The Compensation Committee believes that the Company does not use highly leveraged short-term incentives that encourage high risk behavior at the expense or detriment of long-term value and which are reasonably likely to create a material adverse effect. The Compensation Committee completed its assessment in 2014 as part of its obligation to oversee the compensation risk assessment process for the Company.

Submitted by the Compensation Committee of First Bancorp’s board of directors.

Daniel Blue, Jr.	George R. Perkins, Jr.
Jack D. Briggs	Thomas F. Phillips
David L. Burns	Frederick L. Taylor, II
Mary Clara Capel - Chairman	Virginia C. Thomasson
James C. Crawford, III	John C. Willis

Summary Compensation Table

The following table shows the compensation we paid in each of the last three fiscal years to the NEOs.

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (7)	All Other Compens- ation ($) (8)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Richard H. Moore (1)	2013	475,000	150,000 (4)	278,225	(4)	—	—	—	20,407	923,632
President and Chief	2012	267,256	300,000	—	(5)	— (5)	—	—	41,357	608,613
Executive Officer

Jerry L. Ocheltree (2)	2013	255,852	—	—		—	—	—	1,152,019	1,407,871
Former President of First Bank	2012	511,704	—	30,765		—	—	118,000	54,677	715,146
	2011	511,704	—	32,453		—	—	373,000	55,700	972,857

Anna G. Hollers	2013	325,029	—	—		—	41,496	23,000	12,280	401,805
Executive Vice President,	2012	325,029	—	15,629		—	—	—	24,139	364,797
Chief Operating Officer and	2011	325,029	—	16,488		—	—	406,000	24,590	772,107
Secretary

Eric P. Credle	2013	283,868	—	—		—	36,241	—	11,658	331,767
Executive Vice President	2012	283,868	40,000	13,645		—	—	43,000	11,456	391,969
and Chief Financial Officer	2011	283,868	—	14,395		—	—	107,000	13,533	418,796

John F. Burns	2013	224,100	—	—		—	17,876	2,000	10,793	254,769
Executive Vice President	2012	224,100	—	—		—	—	13,000	27,642	264,742
	2011	224,100	—	—		—	6,735	191,000	26,719	448,554

Edward F. Soccorso (3)	2013	195,000	20,000	—		—	12,448	—	5,942	233,390
Executive Vice President and	2012	61,699	10,000	—		—	—	—	—	71,699
Co-Chief Credit Officer

Notes:

(1)	Mr. Moore’s employment with the Company began in June 2012.

(2)	Mr. Ocheltree served as principle executive officer until June 2012 and retired from the Company in June 2013.

(3)	Mr. Soccorso’s employment with the Company began in August 2012.

(4)	As discussed on page 18, on February 11, 2014, Mr. Moore was granted a discretionary bonus related to performance for the 2013 fiscal year. The discretionary bonus was comprised of a cash award of $150,000 and a restricted stock award of 15,657 shares of the Company’s common stock that had a value on the date of the grant of $278,225.

(5)	On August 28, 2012, Mr. Moore was granted 75,000 stock options and 40,000 shares of restricted stock. The stock options vest on December 31, 2014 if the Company achieves a targeted amount of earnings in 2014 and the restricted stock vests on December 31, 2015 if the Company achieves a targeted amount of earnings in 2015. Based on the earnings targets set, as of the date of this proxy statement, the Company does not believe it is probable that either of the awards will vest, and accordingly, pursuant to FASB ASC Topic 718, no value of the grants is included in this table. See the section of the Compensation and Discussion Analysis above entitled “Compensation of Richard H. Moore, Chief Executive Officer” for further discussion of his stock option and restricted stock awards. If the Company achieves the targeted amount of earnings for 2014 and 2015, the value of the awards at the grant date would be $274,000 for the options award and $394,000 for the stock award.

(6)	All amounts in this column were paid pursuant to our Annual Incentive Plan.

(7)	The amounts in this column reflect the annual change in the total actuarial net present value of the NEOs’ accrued benefits under our pension plan and SERP. The significantly higher amounts in 2011 compared to the other periods are primarily a result of decrease in the discount rate (from 5.59% to 4.39%) to compute the present value of the benefit, and not a result of any changes in the plans’ benefit formulas. In 2012, the pension value for Ms. Hollers declined by $17,000 due to changes in actuarial assumptions. In 2013, the pension value for Mr. Ocheltree declined by $829,000 primarily as a result of the forfeiture of his unvested SERP benefit upon his retirement from the Company. In 2013, the pension value for Mr. Credle declined by $82,000 due to changes in actuarial assumptions. Mr. Moore and Mr. Soccorso do not participate in these plans.

(8)	The following table shows the components of “All Other Compensation.”

All Other Compensation
Name	Year	Defined Contribution Plan ($)	Director/ Committee Fees (1) ($)	Club/Civic Dues ($)	Interest Savings - Employee Loan Program (2) ($)	Dividends on Restricted Stock (3) ($)	Life Insurance (4) ($)	Severance (5) ($)	Total ($)

Richard H. Moore	2013	7,125	—	—	—	12,800	482	—	20,407
	2012	—	34,957	—	—	6,400	—	—	41,357

Jerry L. Ocheltree	2013	10,200	—	1,830	7,600	628	1,192	1,130,569	1,152,019
	2012	10,000	21,640	13,155	7,780	1,612	490	—	54,677
	2011	11,025	20,140	12,833	7,917	3,785	—	—	55,700

Anna G. Hollers	2013	10,200	—	—	—	547	1,533	—	12,280
	2012	10,000	12,700	—	—	819	620	—	24,139
	2011	11,025	11,450	—	8	2,107	—	—	24,590

Eric P. Credle	2013	10,200	—	580	—	478	400	—	11,658
	2012	10,000	—	580	—	715	161	—	11,456
	2011	11,025	—	580	—	1,928	—	—	13,533

John F. Burns	2013	8,937	—	—	—	—	1,856	—	10,793
	2012	9,231	17,670	—	—	—	741	—	27,642
	2011	10,299	16,420	—	—	—	—	—	26,719

Edward F. Soccorso	2013	5,850	—	—	—	—	92	—	5,942
	2012	—	—	—	—	—	—	—	—

(1)	For Mr. Moore in 2012, Director/Committee Fees includes cash of $18,850 received and restricted stock valued at $16,107, each of which was earned by Mr. Moore as a director prior to being employed by the Company. All other amounts in this column were paid in cash.
(2)	See “Perquisites” in the Compensation Discussion and Analysis section above for an explanation of our Employee Loan Program. The amount in this column is the amount of interest savings the NEO realized as a result of having an interest rate 1% lower than the interest rate available to non-employees.
(3)	The amounts in this column represent the amount of cash dividends earned on shares of unvested, restricted stock.
(4)	The amounts in the column represent the benefit associated with the life insurance provided by the bank-owned life insurance policies discussed in “Perquisites” in the Compensation Discussion and Analysis section above.
(5)	Mr. Ocheltree retired from the Company effective June 30, 2013. In connection with his retirement, Mr. Ocheltree and the Company entered a Retirement Agreement and Release of Claims that was filed on Form 8-K with the Securities and Exchange Commission on June 13, 2013 (the “Retirement Agreement”). The Retirement Agreement provided Mr. Ocheltree with payments, rights and obligations in connection with this cessation of employment. Pursuant to the terms of the Retirement Agreement, in consideration for a release of claims from Mr. Ocheltree and Mr. Ocheltree’s agreement to non-solicitation, continuing assistance, non-disparagement and confidential information covenants, Mr. Ocheltree, among other things, is receiving payment of his current base salary ($42,642.00 per month) through January 24, 2015. In addition to the salary continuation, Mr. Ocheltree received a lump-sum payment of $330,000 in July 2013. Under the Retirement Agreement, the Company has agreed to waive certain non-compete covenants in Mr. Ocheltree’s employment agreement that prevent Mr. Ocheltree from being employed with another financial institution in the Company’s territory, but the covenants in the employment agreement that restrict Mr. Ocheltree from soliciting customers or employees of the Company and its affiliates will remain in force during the period in which he is receiving payments. Mr. Ocheltree retained any vested stock options and vested restricted shares of the Company’s stock, which remained subject to the terms of the award agreements governing such options and shares. The severance amount shown in this column represents the amount of salary continuation paid subsequent to Mr. Ocheltree’s retirement plus the $330,000 lump sum payment.

We have entered into employment agreements with 19 of our officers, including each of the NEOs. Each employment agreement provides for post-termination benefits that we must pay in certain circumstances. See “Potential Payments Upon Termination” below for more information about these potential benefits, and about the non-competition and confidentiality covenants contained in the agreements.

Grants of Plan-Based Awards

The amounts shown in the table below relate to a discretionary equity payout related to 2013 performance for Mr. Moore, as described on page 18, and to the range of possible equity and non-equity payouts in 2014 for 2013 performance for Mr. Moore under his Performance Incentive Plan. No payouts were made to Mr. Moore with respect to 2013 performance under his Performance Incentive Plan. The amounts shown in the table below also relate to the range of possible non-equity payouts in 2014 for 2013 performance under our annual incentive bonus plan for Other NEOs, which is called the Annual Incentive Plan.

Under both plans, we pay cash bonuses within the first 75 days following year end based on corporate performance in the preceding fiscal year. According to the Performance Incentive Plan, Mr. Moore’s bonus is payable in an equal mix of cash and restricted stock, while all payments under the Annual Incentive Plan are paid in cash.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Richard H. Moore	2/11/2014							15,657	278,225
Performance Incentive Plan		75,000	150,000	300,000	75,000	150,000	300,000

Jerry L. Ocheltree
Not applicable

Anna G. Hollers
Annual Incentive Plan		18,960	37,920	75,840

Eric P. Credle
Annual Incentive Plan		18,925	37,849	63,937

John F. Burns
Annual Incentive Plan		9,338	18,675	37,350

Edward F. Soccorso
Annual Incentive Plan		6,500	1,300	31,969

Notes:

(1)	These amounts represent ranges of the possible performance-based cash bonuses that could have been paid in 2014 based on 2013 performance pursuant to the Performance Incentive Plan for Mr. Moore and the Annual Incentive Plan for the Other NEOs. See beginning on page 17 for a discussion regarding the range of these potential payouts for Mr. Moore under his Performance Incentive Plan, and see beginning on page 21 for a discussion regarding the range of potential payouts for the Other NEOs under the Annual Incentive Plan. No non-equity payouts were made to Mr. Moore under his Performance Incentive Plan with respect to 2013 performance, but Mr. Moore received a discretionary bonus as described on page 18.

(2)	These amounts represent the range of possible performance-based restricted stock that could have been paid in 2014 based on 2013 performance pursuant to Mr. Moore’s Performance Incentive Plan. See page 17 for discussion of these possible payouts. No equity payouts were made to Mr. Moore under the Performance Incentive Plan with respect to 2013 performance, but Mr. Moore received a discretionary equity award as described on page 18 and footnote (3) below.

(3)	In February 2014, the Compensation Committee reviewed Mr. Moore’s performance for 2013 and granted Mr. Moore 15,657 shares of restricted stock. One-third of the stock vested immediately and the other two-thirds vests in equal installments on January 1, 2015 and January 1, 2016 so long as Mr. Moore is an employee of the Company on those dates and subject to standard clawback provisions. See page 18 for additional details related to this award.

(4)	On February 11, 2014, the price of the Company’s stock was $17.77, which resulted in the value of the stock grant to Mr. Moore totaling $278,225

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the equity awards our NEOs held as of the end of 2013.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard H. Moore	8/28/2012 (1)		75,000	9.76	8/28/2022
	8/28/2012 (1)							40,000	664,800

Jerry L. Ocheltree

Anna G. Hollers	4/1/2004	9,001		21.70	4/1/2014
	6/17/2008	7,774		16.53	6/17/2018
	2/23/2012 (2)					1,426	23,700

Eric P. Credle	4/1/2004	3,001		21.70	4/1/2014
	6/17/2008	6,270		16.53	6/17/2018
	2/23/2012 (2)					1,245	20,692

John F. Burns	6/17/2008	4,043		16.53	6/17/2018

Edward F. Soccorso

Notes:

(1)	See the section of the Compensation and Discussion Analysis above entitled “Compensation of Richard H. Moore, Chief Executive Officer – Long-Term Incentive Compensation” for further discussion of the 2012 stock option and restricted stock awards related to Mr. Moore.

(2)	These awards vested on February 23, 2014.

Option Exercises and Stock Vested

None of our NEOs exercised stock options during 2013. The following table shows the number of shares of stock that vested and the value realized on the date of vesting, as determined by the Company’s stock price at the close of business on the date the stock vested.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
(a)	(d)	(e)

Richard H. Moore	—	—

Jerry L. Ocheltree	2,232	29,686

Anna G. Hollers	1,134	15,082

Eric P. Credle	990	13,167

John F. Burns	—	—

Edward F. Soccorso	—	—

The shares of stock that vested in 2013 related to restricted stock grants made in February 2011 based on the Company’s performance for 2010. Based on restrictions imposed by the Stimulus Act and the U.S. Treasury’s rules related to our participation in the US Treasury’s Capital Purchase Plan, we were prohibited from paying any cash bonus to our five most highly compensated employees for 2010 performance. Accordingly, instead of a cash bonus and as permitted by the relevant rules, we granted restricted stock to our NEOs with a value that approximated what they would have earned in cash had the prohibitions on cash bonuses not been in place. The terms of the restricted stock called for vesting to occur upon the latter of 1) the Company’s exit of participation in the Capital Purchase Plan, which occurred in August 2011, or 2) two years from the date of the grant. Accordingly, these shares vested in February 2013.

Pension Benefits

The following table shows information about the NEOs’ accrued benefits as of December 31, 2013 under our tax-qualified pension plan and our supplemental executive retirement plan, or SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (3)
(a)	(b)	(c)	(d)

Richard H. Moore (1)	—	—	—

Jerry L. Ocheltree (2)	Qualified Plan	15	279,000
	SERP	—	—

Anna G. Hollers	Qualified Plan	40	1,126,000
	SERP	26	783,000 (4)

Eric P. Credle	Qualified Plan	15	194,000
	SERP	15	28,000

John F. Burns	Qualified Plan	12	367,000
	SERP	12	438,000

Edward F. Soccorso (1)	—	—	—

(1)	Because of their hire dates and the Company’s freezing of both pension plans on December 31, 2012, Mr. Moore and Mr. Soccorso are not participants in either plan.
(2)	Mr. Ocheltree was not vested in the SERP upon his departure from the Company, and thus he forfeited his accrued benefit under that plan.
(3)	The present value of each officer’s accumulated benefit under each plan was calculated using the following assumptions: The officer retires at age 65. At that time, the officer takes a lump sum based on his or her accrued benefit as of December 31, 2013. The lump sum is calculated using the 2012 Current Liability Combined Mortality Table and is discounted to December 31, 2013 using a rate of return of 4.78% per year.
(4)	As discussed below under “SERP,” a SERP amendment adopted in 2014 increased the Present Value of Accumulated Benefit for Ms. Hollers by $261,144, which amount is not reflected in this table because the amendment was adopted in 2014.

Pension Plan

Our tax-qualified pension plan covers all full-time employees hired on or before June 11, 2009 and provides each participant with an annual retirement benefit paid monthly in cash. Each of our NEOs (excluding Mr. Moore and Mr. Soccorso) is a participant in the plan. At normal retirement age of 65, this benefit is equal to the sum of:

(1)	0.75% of the participant’s final average compensation multiplied by his/her years of service (up to 40), and

(2)	0.65% of the participant’s final average compensation in excess of “covered compensation” (the average of the Social Security taxable wage base during the 35-year period that ends with the year the participant reaches Social Security retirement age), multiplied by years of service (up to 35).

“Final average compensation” means the average of the participant’s highest consecutive five years of compensation during his or her last 10 years of employment. For purposes of this plan, “compensation” generally means base salary plus bonuses. However, the federal tax code limits the amount of compensation we can take into account for purposes of the pension plan. The limit was $255,000 for 2013.

Each participant becomes fully vested in his or her plan benefits after five years of service. Early retirement, with reduced monthly benefits, is available to any participant who leaves the company at or after age 55 with 15 years of service. The plan also provides a death benefit to a vested participant’s surviving spouse.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust. Effective December 31, 2012, the Compensation Committee froze the benefits payable under the pension plan.

SERP

Our SERP is for the benefit of our senior management, including the NEOs (excluding Mr. Moore and Mr. Soccorso, who based on their hire dates, are not participants). The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at normal retirement age of 65, payable monthly in cash, equal to 3% of final average compensation multiplied by years of service (up to a maximum of 20 years). For purposes of the SERP, “final average compensation” has the same meaning as under our pension plan. The amount of a participant’s SERP benefit is reduced by (1) the amount payable under our qualified pension plan, and (2) 50% of the participant’s primary social security benefit.

Each participant becomes fully vested in his or her SERP benefits at retirement, death, disability or a change in control. Early retirement, with reduced monthly benefits, is available to any participant who leaves the company at or after age 55 with 15 years of service. The plan also provides a death benefit to a vested participant’s surviving spouse.

Because the SERP is a non-qualified plan, its benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

As a general rule, we do not grant extra years of credited service under either the pension plan or the SERP. On one occasion, we credited two officers of an acquired company with three extra years of service under the SERP. None of the NEOs has received any extra years of credited service under either plan.

Effective December 31, 2012, the Compensation Committee froze the benefits payable under the SERP.

In March 2014, we amended the SERP to provide that any executive officer who earned at least 40 years of service with the Company would be deemed to have automatically met the normal retirement age and normal retirement date for purposes of the retirement benefit. This amendment had the impact of increasing Ms. Hollers monthly SERP payments from $5,582.95 to $7,216.83 for the term payable under the SERP, which increased the aggregate actuarial present value of Ms. Hollers’ benefit by $261,144.

Potential Payments Upon Termination or Change in Control

This section contains information about arrangements that provide for compensation to our NEOs in connection with their termination. Actual circumstances resulting in the departure of an NEO cannot be predicted and may differ from the assumptions used in the information outlined below.

Employment Agreements

As noted above, we are party to employment agreements with 19 of our officers, including each of the NEOs except for Mr. Ocheltree who retired from the Company in June 2013 and whose employment agreement was superseded by a Retirement Agreement and Release of Claims that is described in note 5 to the All Other Compensation Table on page 30 above. Ms. Hollers retired from the Company effective March 31, 2014 in accordance with the terms of her employment agreement, which has several provisions related to confidentiality and non-competition that continue past the last day of her employment.

Under each of the employment agreements, we have agreed to pay the officer’s base salary for the remainder of the agreement term if we terminate the officer other than for cause. The agreement term for Mr. Moore and Mr. Soccorso is one year and it automatically renews for an additional one year on each anniversary date. The stated agreement term for Ms. Hollers, Mr. Credle and Mr. Burns was three years, and each of the agreements automatically renew for a new three year term on each anniversary date unless written notice is provided by either party that such automatic renewal will not occur. As previously discussed, in 2012, Mr. Ocheltree, Ms. Hollers, Mr. Credle and Mr. Burns were each notified that their employment agreements would not renew on their next anniversary date. The basic terms of Ms. Hollers employment agreement terminated upon her retirement on March 31, 2014, while the employment agreement for Mr. Credle will expire in August 2014 and the employment agreement for Mr. Burns will expire in September 2014.

We have also agreed to continue paying each officer his or her base salary for a period of time if employment ends due to a long-term disability. The term that we will continue paying each of our NEOs employed as of December 31, 2013 in this circumstance is three months for Mr. Moore, six months for Mr. Soccorso and for the remainder of the agreement term for Ms. Hollers, Mr. Credle and Mr. Burns. Also, as it relates to Ms. Hollers, Mr. Credle and Mr. Burns, the officer must look for a job somewhere else, or we can stop paying him or her. If the officer finds another job, we can deduct any amounts that he or she earns in the new job from our payments.

Each employment agreement also provides for severance to the officer if we or the officer terminates his/her employment within 12 months after a change in control (other than for cause or normal retirement). For Mr. Moore, the amount of the severance payment is two times his annual salary, and in addition the Company will reimburse Mr. Moore for the costs he incurs to participate in the health plan of a previous employer for twelve months. For our Other NEOs, the amount of the severance payment, which we would be required to pay after termination following a change of control, is the lesser of:

•	a specified multiple, ranging from 1 to 2.9 of the officer’s base salary as of the date of the change in control, and
•	2.99 multiplied by the officer’s “base amount” under Section 280G(b)(3) of the Internal Revenue Code.

In most cases, the number calculated according to the first formula will be the smaller number.

The agreements define “control” as the power, either directly or indirectly, to direct our management or policies or to vote 40% or more of any class of our securities. In general, any change in control of our company triggers the change in control provisions of the employment agreements. However, the agreements expressly exclude as a “change in control” any merger, consolidation or reorganization following which the owners of our capital stock who were previously entitled to vote in the election of our directors own 61% or more of the resulting entity’s voting stock.

The agreements for Ms. Hollers, Mr. Credle and Mr. Burns also state that any of the following events will be considered to be a “change in control”:

•	any person, entity or group becoming the beneficial owner, directly or indirectly, of 33% or more of any class of our voting stock;
•	during any period of two consecutive years, individuals who at the beginning of the period made up our board (we refer to these individuals as the “incumbent board”), or persons whose election was approved by at least three-quarters of the incumbent board, fail to make up at least a majority of the board; or
•	the sale of all or substantially all of our assets.

The following table shows the lump sum cash severance amounts we would have owed our NEOs under their employment agreements if they had terminated employment on December 31, 2013 under various circumstances.

Name	Nature of Payment	Involuntary Termination for Cause or Voluntary Termination by Employee ($)	Involuntary Termination Without Cause ($) (3)	Termination due to Long-Term Disability ($) (4)	Change In Control ($) (5)

Richard H. Moore	Severance - Cash	—	358,792	131,250	1,063,188

Jerry L. Ocheltree (1)	Not applicable	—	—	—	—

Anna G. Hollers	Severance - Cash	—	203,143	131,893	942,584

Eric P. Credle	Severance - Cash	—	177,418	106,168	823,217

John F. Burns	Severance - Cash	—	158,738	77,988	649,890

Edward F. Soccorso (2)	Severance - Cash	—	—	—	—

(1)	Mr. Ocheltree’s retired from the Company in June 2013. The terms of his retirement are discussed in note 5 to the All Other Compensation Table on page 30 above.

(2)	Mr. Soccorso entered into an employment agreement with the Company in March 2014. Assuming this agreement had been in place at December 31, 2013, the terms of his agreement would have called for the following payments in the event of termination as of that same date:

Involuntary termination for Cause or Voluntary Termination by Employee = $0;

Involuntary termination Without Cause =$162,500 (greater of salary for remaining length of agreement or six month’s salary, which in this case is six month’s salary);

Termination due to Long-Term Disability = $162,500 (greater of salary for remaining length of agreement or six month’s salary, which in this case is six month’s salary); and

Change in Control - $531,728 (the lesser of (i) 2.99 multiplied by the current base salary or (ii) 2.99 multiplied by the officer’s “base amount” under Section 280G(b)(3) of the Internal Revenue Code, which in this case is option (ii)).

(3)	These amounts are equal to 1/12 of each officer’s base salary as of December 31, 2013 multiplied by the number of months remaining in his/her employment agreement term. Mr. Moore’s amount also includes the estimated health care cost reimbursement that the Company must pay him for that same time period, which is in accordance with the terms of his employment agreement.
(4)	This column shows the amounts due under the terms of the officers’ employment agreements, which except for Mr. Moore, is equal to the remaining length of the employment agreement less the amounts payable under the terms of our long-term disability plan (in which all full-time employees participate). For Mr. Moore, the amount equals his salary for three months, which is in accordance with his employment agreement.
(5)	Except for Mr. Moore, these amounts are equal to 2.9 multiplied by each officer’s annual base salary as of December 31, 2013, which in each case are each are less than 2.99 multiplied by their “base amount” under Section 280G(b)(3) of the Internal Revenue Code. In accordance with his employment agreement, Mr. Moore’s amount is equal to two times his base salary plus the estimated health care cost reimbursement that the Company must pay him for twelve months.

Our current equity plan and the SERP have change in control provisions that automatically vest all participants in the benefits of each plan in the event of a change in control of our Company. See “Outstanding Equity Awards at Fiscal Year End” for information about the equity awards that our NEOs held as of the end of 2013 that would be subject to accelerated vesting upon a change in control. See “Pension Benefits – SERP” for information about the NEO benefits that would be subject to accelerated vesting upon a change in control.

The employment agreements also contain non-competition and confidentiality covenants by the officers. The non-competition covenants prohibit each officer from:

•	engaging, directly or indirectly, in any competing activity or business within a restricted territory for a certain period of time after leaving our company, which we call the restricted period;
•	soliciting or recruiting any of our employees during the restricted period; and
•	making sales contacts with or soliciting any of our customers for any products or services that we offer, in either case within the restricted territory during the restricted period.

For Mr. Moore, the restricted period is one year irrespective of the circumstances of termination and the restricted territory includes (i) a 60-mile radius around the Company’s headquarters, (ii) any city, metropolitan area, county, or state in which Mr. Moore’s substantial services were provided, or for which Mr. Moore had substantial responsibility, or in which Mr. Moore worked on Company projects, while employed by the Company, or (iii) any city, metropolitan area, county or state in which the Company is located or does or, during Mr. Moore’s employment with Company, did business.

For Ms. Hollers, Mr. Credle and Mr. Burns the restricted period is one year if we terminate the officer for cause or he or she terminates voluntarily. If we terminate him or her other than for cause, the restricted period is the remainder of the agreement term. For Ms. Hollers, Mr. Credle and Mr. Burns, the restricted territory for each officer is a 50-mile radius around his or her primary residence and/or work location.

For Mr. Soccorso, the restricted period is six months irrespective of the circumstances of termination and the restricted territory is a 60-mile radius of the location of the Company’s headquarters during Employee’s employment with the Company and also includes a 25-mile radius of the location of any bank branch.

The confidentiality covenants contained in each agreement prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years after termination for all of the officers except Mr. Moore, whose confidentiality provision is for fifteen years, and Mr. Soccorso, whose confidentiality provision is for five years.

COMPENSATION OF DIRECTORS

The Board of Directors establishes compensation for Board members based primarily on consultation with an outside consultant, who assists the Board of Directors in evaluating whether its members are receiving fair compensation for the services they perform. This evaluation is based primarily on a comparison to other financial services companies of a similar size. The peer companies that were used in the most recent comparison were the same as those used during the evaluation of Other NEO compensation described on page 20 above.

Based on this evaluation, the Board set the following fees for 2014. These fees are only paid to non-employee directors.

Annual Retainer

•	Baseline retainer for all directors - $21,000
•	Additional retainer for members of the Audit Committee - $1,000
•	Additional retainer for the Chairman of the Board of the Company - $6,000
•	Additional retainer for the Chairman of the Board of First Bank - $6,000
•	Additional retainer for the Chairman of the Audit Committee - $4,000

Additional Fees

•	No additional fees are paid to directors for attending board or committee meetings.
•	Some board members also serve on First Bank’s local advisory boards and receive fees of $400 per year in connection with that service.

Non-employee directors of the Company also participate in the Company’s equity plan. In June 2013, each non-employee director of the Company received 1,097 shares of the Company’s common stock. The number of shares of stock granted produced a value that was approximately the same as stock option grants that each director had received in years prior to 2010. The Board of Directors intends to make similar grants of common stock, in June of each year, to non-employee directors.

Directors who retire from the board and are named Director Emeritus receive fees of $4,000 per year for three years.

The following table sets forth compensation we paid to our directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c) (2)	(e)	(f)	(g)	(h)

Daniel T. Blue, Jr.	22,000	16,104	—	—	—	38,104
Jack D. Briggs	22,000	16,104	—	—	—	38,104
David L. Burns	22,000	16,104	—	—	—	38,104
Mary Clara Capel	28,000	16,104	—	—	—	44,104
James C. Crawford, III	28,000	16,104	—	—	—	44,104
James G. Hudson, Jr.	21,000	16,104	—	—	—	37,104
Richard H. Moore (1)	—	—	—	—	—	—
George R. Perkins, Jr.	21,000	16,104	—	—	—	37,104
Thomas F. Phillips	22,000	16,104	—	—	—	38,104
Frederick L. Taylor II	22,000	16,104	—	—	—	38,104
Virginia C. Thomasson	26,000	16,104	—	—	—	42,104
Dennis A. Wicker	21,000	16,104	—	—	—	37,104
John C. Willis	22,000	16,104	—	—	—	38,104

(1)	We report Mr. Moore’s compensation as an executive officer in the Summary Compensation Table above.
(2)	On June 1, 2013, each non-employee director was granted 1,097 shares of common stock with no vesting requirements. The grant date fair value of each share of stock was $14.68.

The following table shows the number of stock options that each director held as of December 31, 2013:

Aggregate Outstanding Equity Awards
Name	Options Outstanding (#)

Daniel T. Blue, Jr.	—
Jack D. Briggs	13,500
David L. Burns	13,500
Mary Clara Capel	11,250
James C. Crawford, III	4,500
James G. Hudson, Jr.	4,500
Richard H. Moore (1)	—
George R. Perkins, Jr.	13,500
Thomas F. Phillips	13,500
Frederick L. Taylor II	11,250
Virginia C. Thomasson	13,500
Dennis A. Wicker	13,500
John C. Willis	13,500

(1)	Equity awards that Mr. Moore has been granted for his service as an employee are included in the section above entitled “Outstanding Equity Awards at Fiscal Year-End.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The 2013 members of the Compensation Committee were Mr. Blue, Mr. Briggs, Mr. D. Burns, Ms. Capel (chairman), Mr. Crawford III, Mr. Perkins, Mr. Phillips, Mr. Taylor II, Ms. Thomasson, and Mr. Willis. None of these members has ever been an officer or employee of the Company. There are no Compensation Committee interlocks, as described in SEC rules and regulations.

CERTAIN TRANSACTIONS

In addition to the rules and regulations of the Securities and Exchange Commission, the Company and First Bank are subject to Federal Reserve Board Regulation O, which governs extensions of credit by First Bank to any executive officer, director or principal shareholder of the Company or First Bank. The Company has established processes for reviewing and approving extensions of credit and other related party transactions. Related party transactions are approved by the Board of Directors, and the related person does not participate in the deliberations or cast a vote. The Audit Committee also reviews all related party transactions and determines whether to ratify or approve such transactions.

The Company collects information about related party transactions from its officers and directors through annual questionnaires distributed to officers and directors, or when transactions or proposed transactions are reported throughout the year. Each director and officer agrees to abide by the Company's Code of Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company and an officer or director must be reported and must be approved by the Audit Committee or the Board (or another committee thereof) if and when appropriate. The Code of Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company. The Audit Committee’s charter provides that the Audit Committee will review, investigate and monitor matters pertaining to the integrity or independence of the Board, including related party transactions. The Audit Committee and the Board review and make determinations about related party transactions or other conflicts of interest as they arise, and in addition the Audit Committee conducts an annual review of all related party transactions early in each fiscal year, after director and officer questionnaires have been received from management and the Board.

Certain of the directors, nominees, principal shareholders and officers (and their affiliates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. Except as discussed in the next sentence, all loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. As discussed in “Perquisites” in the Compensation Discussion and Analysis section above, in accordance with applicable banking regulations, the Company has a home loan program that all of our employees are eligible to participate in that allows employees to borrow money for a loan on their primary residence, subject to our normal credit underwriting standards, at interest rates less than the interest rate offered to non-employees. At December 31, 2013, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons was approximately $5,873,000. None of these loans are on nonaccrual status or are otherwise impaired.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2013. Based upon a review of such reports and representations from the Company’s directors and executive officers, the Company believes that all such reports were filed on a timely basis in 2013, except that Mr. Wicker filed one late report related to one transaction, Mr. Crawford filed one late report related to one transaction from 2011, and Mr. Moore filed one late report that included one transaction from 2012 and two transactions from 2013.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has approved the selection of the firm Elliott Davis, PLLC to serve as the independent auditors for 2014. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Audit Committee and the board of directors in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the selection of Elliott Davis, PLLC as the Company's independent auditors is rejected by shareholders, then the Audit Committee will reconsider its choice of independent auditors. The Board of Directors recommends that the shareholders vote for the proposal to ratify the selection of the Company’s independent auditors.

Representatives of Elliott Davis, PLLC are expected to be present at the annual meeting. The representatives will be available to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditor, which was Elliott Davis, PLLC (“Elliott Davis”) for 2013, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America and for attesting to the Company’s control over financial reporting. The Company’s Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Audit Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has reviewed and discussed with management and Elliott Davis the audited financial statements as of and for the year ended December 31, 2013. The Audit Committee also discussed with Elliott Davis the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AS 16, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented. In addition, the Audit Committee has received from Elliott Davis the written disclosures and letter required by the applicable requirements of the PCAOB regarding Elliott Davis’ communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether Elliott Davis’ provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by Elliott Davis in the following categories and amounts:

	2013	2012
Audit Fees (1)	$359,250	359,250
Other Audit Fees (2)	11,500	14,500
Audit-Related Fees (3)	18,000	18,000
Tax Fees (4)	23,100	─
Total Fees	$411,850	$391,750

(1)	For 2012 and 2013, audit fees included fees for the integrated audit of the consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Section 404), and quarterly reviews of the interim consolidated financial statements.

(2)	In 2012 and 2013, other audit fees consisted of procedures performed related to the Company’s compliance with the terms of the Small Business Lending Fund (“SBLF”) program and our audit of supplementary financial and compliance information required by the Department of Housing and Urban Development’s (“HUD”) Uniform Financial Reporting Standards for HUD Housing Programs to maintain the Bank’s FHA approved supervised mortgagee status. For 2012, other audit fees also included fees associated with the issuance of consents related to Securities and Exchange filings related to the Company’s registration of common shares, dividend reinvestment plan and stock option plans.

(3)	For 2012 and 2013, audit-related fees consisted primarily of fees for the audit of the Company’s employee benefit plans.

(4)	For 2013, tax fees consisted primarily of consulting fees and assistance with various tax matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that Ms. Thomasson is an “audit committee financial expert” within the meaning of SEC rules and regulations.

The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The Audit Committee charter is available on the Company’s website at www.LocalFirstBank.com under the tab “About Us – Investor Relations – Governance Documents.”

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS:

Daniel T. Blue, Jr.	Thomas F. Phillips
Jack D. Briggs	Frederick L. Taylor, II
David L. Burns	Virginia C. Thomasson – Chairman
Mary Clara Capel	John C. Willis
James C. Crawford, III

The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of this proposal. The board of directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

PROPOSAL 3 – ADVISORY VOTE APPROVING “SAY ON PAY” PROPOSAL

The Securities and Exchange Commission rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) require the Company to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

A description of the the compensation paid to our named executive officers is included in the “Compensation Discussion and Analysis” section above and the tabular disclosures regarding named executive officer compensation (together with the accompanying narrative disclosure) contained in this proxy statement.

We believe that our executive compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. We also believe that levels of compensation received by our senior executive officers are fair, reasonable and within the ranges of compensation paid by comparable financial institutions to similarly situated executives.

This proposal, commonly known as a “Say on Pay,” gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs, policies and procedures through the following resolution:

“Resolved, that the shareholders approve the overall executive compensation programs, policies and procedures employed by First Bancorp, as described in the “Compensation Discussion and Analysis” section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) contained in the proxy statement provided to the shareholders of First Bancorp on or about April 4, 2014.”

Because your vote is advisory, it will not be binding upon the Company. However, the Compensation Committee and Board may take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

PROPOSAL 4 – APPROVAL OF A NEW EQUITY-BASED INCENTIVE PLAN,

ENTITLED THE “FIRST BANCORP 2014 EQUITY PLAN”

The Board of Directors (the “Board”) is submitting to the shareholders, for their approval, an equity-based incentive plan that is for the benefit of the Company’s employees and directors, entitled the “First Bancorp 2014 Equity Plan” (“2014 Equity Plan”). Under the terms of the Company’s current equity plan, the First Bancorp 2007 Equity Plan” (“2007 Equity Plan”), no equity grants may be made after May 2, 2014. The Board of Directors believes that the 2007 Equity Plan has been an important means of attracting, retaining and motivating key employees and directors. Accordingly, the board believes that it is in the best interest of the Company to adopt a new plan that will operate similarly to the current plan.

The 2014 Equity Plan was approved by the Compensation Committee (“Committee”) and adopted by the Company’s Board on March 11, 2014 and will become effective on the date it is approved by the shareholders. Because it is anticipated that the Company’s directors and officers will receive awards under the 2014 Equity Plan, directors and officers are deemed to have an interest in approval of the plan. The following is a summary of the material terms of the 2014 Equity Plan. This summary is qualified in its entirety by the complete terms of the 2014 Equity Plan, which is attached hereto as Appendix A.

General

The purpose of the 2014 Equity Plan is to provide us with a means of providing employees and directors of the Company and its subsidiaries the benefits of ownership of First Bancorp common stock (“Common Stock”). The 2014 Equity Plan is designed to help us attract and retain personnel of superior ability, to reward employees and directors for past services and to motivate these individuals through added incentives to further contribute to our future growth and success.

Under the 2014 Equity Plan, stock options, stock appreciation rights, shares of restricted stock, restricted performance stock, unrestricted Common Stock or performance units, or a combination of any such awards (collectively, “Awards”), may be granted from time to time to employees or directors of the Company or its subsidiaries, all generally in the discretion of the Committee or the Board. Each Award under the 2014 Equity Plan will be evidenced by a separate written agreement that sets forth the terms and conditions of the Award.

We intend that stock options or other grants of Awards under the 2014 Equity Plan to persons subject to Section 16 of the Exchange Act will satisfy the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

We have reserved 1,000,000 shares of Common Stock for issuance under the 2014 Equity Plan, subject to adjustment to protect against dilution in the event of certain changes in capitalization of the Company described below under “― Adjustments.” Shares of Common Stock subject to an Award that for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid will not be counted against the total number of shares reserved for issuance under the 2014 Equity Plan; but any shares subject to an Award that are tendered or withheld to pay the exercise price of any Award or the tax withholding obligation with respect to any Award will be deemed delivered under the 2014 Equity Plan and will count against the total share reserve.

Administration

The 2014 Equity Plan will be administered by the Committee. As required by its charter, the Committee consists solely of independent directors as defined by NASDAQ and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. Under the 2014 Equity Plan, except for grants of awards to Company directors, which the Board of Directors must grant, the Board or the Committee will have complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards. The Board or the Committee also will have discretion to interpret the 2014 Equity Plan and the Awards granted under the 2014 Equity Plan and to make other determinations necessary or advisable for the administration of the 2014 Equity Plan.

Awards That May Be Granted

Under the 2014 Equity Plan, the Committee may grant or award eligible participants stock options, stock appreciation rights (or “SARs”), shares of restricted stock, restricted performance stock, unrestricted Common Stock or performance units. These grants and awards are referred to herein as the “Awards.” All Awards must be granted or awarded on or before May 8, 2024.

Options. Options generally permit the holder thereof the ability to purchase a stated number of shares of the Company’s Common Stock at the exercise price set on the date of the grant. The exercise price of any option may not be less than 100% of the fair market value of the Company’s Common Stock as quoted by NASDAQ on the date of grant. Options granted under the 2014 Equity Plan may be either incentive stock options (“ISO”) for eligible employees or nonqualified stock options (“NSO”) for eligible employees and directors. The Committee shall determine the expiration date of each option granted; provided, however, that the term of any ISO shall not exceed ten (10) years after the date the ISO is awarded. In the Committee’s discretion, it may also specify the period or periods of time within which each option will first become exercisable and/or assign performance goals that must be attained in order for the participant to have a fully exercisable option.

Stock Appreciation Rights. A stock appreciation right will generally entitle the holder thereof to a payment equal to the amount the fair market value of Common Stock exceeds the exercise price of the stock appreciation right, multiplied by the number of stock appreciation rights surrendered. The Committee in its discretion will determine whether payment in connection with a stock appreciation right will be in the form of cash or Common Stock or a combination thereof. To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a share of Common Stock exceeds the exercise price, unless prior to such day the holder instructs the Chief Financial Officer or Secretary of the Company, or the Committee in writing.

Restricted Stock. Restricted stock generally consists of shares of Common Stock that at the time of award are subject to restrictions or limitations as to the participant’s ability to sell, transfer, pledge or assign such shares. Shares of restricted stock may vest (separately or in combination), and all or a portion of the applicable restrictions may lapse, from time to time over one or more restricted periods, based on such factors as continued employment, the passage of time, the attainment of performance goals or other measures as the Committee determines.

Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Stock to employees on such terms and conditions as the Committee may prescribe.

Performance Units. The Committee may award performance units to eligible employees under the 2014 Equity Plan. If the applicable performance goals set by the Committee are satisfied, participants will be entitled to receive payment of the performance units in an amount equal to the designated value of each performance unit awarded, times the number of such performance units so earned. Payment in settlement of earned performance units shall be made in cash, in shares of unrestricted Common Stock or any combination thereof. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

Transferability of Awards

Except as otherwise provided by the Committee or the Board, and with respect to any ISOs, subject to such limitations on the transferability of ISOs as imposed by the Internal Revenue Code, Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the participant other than by will or the laws of descent and distribution. The designation of a beneficiary for an Award shall not constitute the transfer of an Award. All rights with respect to an Award shall be available during the participant’s lifetime only to the participant or the participant’s personal representative.

Performance Goals

For any Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee may establish performance goals no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the expiration of 25% of the performance period. The Committee may choose from one or more of the following performance goals: (i) earnings per share (actual or targeted growth); (ii) net income (before or after taxes); (iii) return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (iv) economic profit or economic value added; (v) operating profit, EBIT or EBITDA; (vi) efficiency ratio; (vii) assets per employee; (viii) stock price (including, but not limited to, growth measures and total shareholder return); (ix) noninterest income compared to total income ratio; (x) expense targets; (xi) operating efficiency; (xii) credit quality measures; (xiii) customer satisfaction measures; (xiv) loan growth (in total or in specified categories); (xv) deposit growth (in total or in specified categories); (xvi) noninterest income growth; (xvii) net interest margin or net interest spread; (xviii) fee income; (xix) referral goals; and (xx) operating expense. These performance goals may be applied solely with reference to the Company and/or any subsidiary or relatively between the Company and/or any subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual participants or to groups of participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any subsidiary, (ii) any combination of the Company and its subsidiaries or (iii) any combination of business units or divisions of the Company and its subsidiaries.

To the extent permitted under Section 162(m) of the Internal Revenue Code, if applicable, the Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of performance goals. The Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (i) asset impairments and write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary or non-recurring items as described in ASC Topic 225, formerly known as Accounting Principles Board Opinion No. 30, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the applicable period. To the extent permitted under Section 162(m) of the Internal Revenue Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Common Stock but which is affected by an event having an effect similar to those described above.

Termination of Participant

The following is a listing of several circumstances that may incur involving the termination of a participant from employment and the ramifications of each on Awards.

If an employee terminates his employment voluntarily for reasons other than death, disability or retirement, all unvested Awards will expire. The employee will have three months following termination to exercise any exercisable stock options or SARs.

If an employee terminates his employment due to death or disability, all unvested Awards will become fully vested and exercisable. In this circumstance, the employee or their beneficiary will generally have one year to exercise any unexercised vested Awards.

If an employee is terminated for cause, all options and SARs, whether vested or not, shall expire. Any unvested restricted stock Awards will also be forfeited.

If an employee retires, all unvested Awards will expire. The employee will generally have one year to exercise any unexercised vested Awards.

In general, performance units will terminate if the employee’s employment terminates at any time during the performance period.

Change in Control

A change in control shall be deemed to have occurred on:

(i) the date on which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

(ii) the date on which (i) the Company merges with any other entity, (ii) the Company enters into a statutory share exchange with another entity, or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and (ii), a Change of Control shall not be deemed to have occurred if the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

Generally, a change in control will have the following impact on Awards:

(i)	If the Company is not the surviving corporation and the acquiror does not assume the Award or substitute equivalent equity awards in the acquiror, the Award will become immediately and fully exercisable. Any performance-based goals will be deemed to have been met at the targeted level of performance;

(ii)	If the Company is the surviving corporation, or the acquiror assumes the Awards or substitutes equivalent awards, then the Awards or such substitutes will remain outstanding and governed by their respective terms;

(iii)	If the participant terminates without cause within 24 months following a change in control and has Awards that are not yet fully exercisable because the Company was the surviving corporation or the acquiror assumed the Awards, those Awards will become immediately and fully exercisable. Any performance based goals will be deemed to have been met at the targeted level of performance.

(iv)	If the participant is terminated for cause within 24 months following a change in control and has Awards that are not yet fully exercisable because the Company was the surviving corporation or the acquiror assumed the Awards, all options and SARs, whether vested or not, shall expire. Any unvested restricted stock awards and performance units will also be forfeited.

Adjustments

In case of any reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, split-up, spin-off, sale of assets or subsidiaries, liquidation, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares or other consideration subject to the Plan, and the number and kind of shares or other consideration and the option price per share in order to preserve and prevent the undue dilution or enlargement of the value of the Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Such actions may include, without limitation: (i) adjustment of the number and kind of shares or other consideration which may be delivered under the 2014 Equity Plan; (ii) adjustment of the number and kind of shares or other consideration subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable (which may include replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment). In the case of an Award with an exercise price, the amount of such payment may be the excess of value of the Common Stock subject to the Award at the time of the transaction over the exercise price.

Limitations

There is no maximum number of persons eligible to receive Awards under the 2014 Equity Plan. Any shares of Common Stock subject to restricted stock, restricted performance stock, unrestricted stock, and performance units shall not exceed 50% of the total shares available under the 2014 Equity Plan, and the maximum number of shares of Common Stock that may be issued subject to ISOs is 1,000,000. The maximum number of shares of Common Stock subject to restricted stock, unrestricted Company stock and performance units, to the extent they are denominated in shares, may not exceed 50,000 shares of Common Stock to any single employee in any one fiscal year, or alternatively to the extent that performance units are denominated in cash, the maximum amount of performance units awarded to any single employee in any one fiscal year may not exceed $1,000,0000. The maximum number of shares of common stock for which options or stock appreciation rights may be granted to any single participant in any one fiscal year shall not exceed 100,000, subject to adjustments described above. All of these limitation are subject to the adjustments described under “—Adjustments” above.

Option Repricing Prohibited

Except as described above under “—Adjustments,” the 2014 Equity Plan expressly prohibits the repricing of options, whether by reducing their exercise price, canceling outstanding options and regranting options with an exercise price lower than the exercise price of the cancelled option, or by any other action that has the effect of repricing an option within the meaning of applicable NASDAQ rules.

Awards Subject to Clawback

By accepting an Award under the 2014 Equity Plan, each participant expressly acknowledges and agrees that any and all Awards, and any incentive-based compensation, or any other compensation, awarded or paid to any participant pursuant to 2014 Equity Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations of that Act, will be subject to such deductions, recovery and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Termination and Amendment of the 2014 Equity Plan

Unless sooner terminated, the 2014 Equity Plan will be unlimited in duration, and in the event of termination of the 2014 Equity Plan, shall remain in effect as long as any Awards are outstanding; provided, that no Awards may be made under the 2014 Equity Plan after May 8, 2024. The Board may at any time alter, suspend, terminate or discontinue the 2014 Equity Plan. However, no such amendment shall, without shareholder approval, (i) except as provided above under “—Adjustments,” increase the number of shares of Common Stock which may be issued under the 2014 Equity Plan, or the specific limits on the amounts of particular Awards (or underlying shares of Common represented by such Awards) as described above under “—Limitations,” (ii) expand the types of Awards available to participants under the 2014 Equity Plan, (iii) materially expand the class of employees eligible to participate in the 2014 Equity Plan, (iv) materially change the method of determining the exercise price of options; (v) delete or limit the restrictions on repricing of options; (vi) extend the termination date of the 2014 Equity Plan or (vii) be made to the extent that shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Common Stock is listed or traded.

The Committee may amend, modify, cancel or waive any of the conditions or rights under any Award, prospectively or retrospectively, in any manner to the extent that the Committee would have had the authority under the 2014 Equity Plan initially to award such options, SARs, restricted stock, or performance units as so modified or amended, including without limitation, to change the date or dates as of which such options or SARs may be exercised, to remove the restrictions on shares of restricted stock, or to modify the manner in which performance units are determined and paid. However, except as otherwise provided in the 2014 Equity Plan, no such suspension, amendment, modification or termination of the 2014 Equity Plan or any portion thereof or any amendment, modification, cancellation or waiver of any of the conditions or rights under any Award shall materially adversely alter or impair any outstanding Award without the consent of the affected participant; provided, that no such change to the 2014 Equity Plan or any Award that results solely from a change in tax consequences with respect to an Award, nor the exercise of the discretion of the Board or the Committee, as described under above “—Change in Control,” “—Adjustments,” or “—Awards Subject to Clawback” shall be deemed to materially and adversely alter or impair any outstanding Award or the rights of any participant. Notwithstanding the foregoing, the 2014 Equity Plan and any Award Agreements may be amended without any additional consideration to affected participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

Federal Income Taxes

General. The following is a brief description of the Federal income tax consequences to the participants and the Company of the issuance and exercise of stock options under the 2014 Equity Plan, as well as the grant of restricted stock, stock awards and performance units. All ordinary income recognized by a participant with respect to Awards under the 2014 Equity Plan shall be subject to both wage withholding and employment taxes. The deduction allowed to the Company for the ordinary income recognized by a participant with respect to an Award under the 2014 Equity Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses of the Company.

Stock Options. The grant of an option under the 2014 Equity Plan is not a taxable event; the recipient of the Option does not recognize income for federal income tax purposes, and the Company does not get a tax deduction.

Incentive stock options, or ISOs, are designed to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. If the employee observes certain rules applicable to the exercise of the ISOs and the sale of the shares thereafter, then the exercise of the ISO does not result in the recognition of taxable income, and the Company is not entitled to a tax deduction as a result of such exercise. However, if the employee does not follow the rules applicable to incentive stock options (for example, if shares purchased pursuant to the exercise of an ISO are sold within two years from the date of grant or within one year after the transfer of such shares to the participant), then the difference between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In addition, under certain circumstances the difference between the fair market value of shares subject to an ISO and the exercise price for such shares is an adjustment to income for purposes of the alternative minimum tax (AMT) under the Internal Revenue Code.

Nonqualified stock options, or NSOs, cannot qualify for incentive stock option treatment. When the holder of a NSO exercises the option, the individual will recognize taxable income in the amount by which the fair market value of the shares at the date of exercise exceeds the exercise price, and the Company will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights. At the time any part of the SARs are exercised, the Participant will be treated as having received ordinary income equal to the fair market value of the SARs that were exercised, whether such stock appreciation rights are settled in cash or by delivery of shares of Common Stock. In the year a SAR is exercised, the Company would be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the Participant receives, and the Participant will report as ordinary income the value of the SAR.

Restricted Stock. If a participant receiving a grant of restricted stock under the 2014 Equity Plan makes an election with respect to such shares under Section 83(b) of the Internal Revenue Code not later than 30 days after the date the shares are transferred to the participant pursuant to such grant, the participant will recognize ordinary income at the time of receipt of such restricted stock in an amount equal to the excess of the fair market value of the shares of Common Stock as of the date of receipt (determined without regard to any vesting conditions or other restrictions other than a restriction which by its terms will never lapse) over the price paid (if any) for such restricted stock. In the absence of such an election, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of Common Stock as of the date the restrictions lapse over the price paid (if any) for such stock. At the first to occur of the election or the lapsing of the restrictions, the Company will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant. The participant’s holding period for the shares of Common Stock acquired will commence upon the first to occur of the date the participant makes an election under Section 83(b) of the Internal Revenue Code or on the date that the restrictions lapse, and the tax basis of the shares will be the greater of their fair market value on that date or the price paid for the shares (if any).

If an election is made under Section 83(b) of the Internal Revenue Code, dividends received on shares of restricted stock will be treated as dividends. If a participant does not make an election under Section 83(b) of the Internal Revenue Code, dividends received on the shares of restricted stock prior to the date that such restrictions lapse will be treated as additional compensation and not as dividend income for Federal income tax purposes.

If (i) an election is made under Section 83(b) of the Internal Revenue Code and (ii) before the restrictions on the shares lapse, the shares which are subject to such election are forfeited to or reacquired by the Company then (A) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such election, and (B) the participant would realize a loss in an amount equal to the excess, if any, of the ordinary income previously recognized by the participant with respect to such shares over the value of such shares at the time of forfeiture. Such loss would be a capital loss if the shares are held as a capital asset at such time. In such event, the Company would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

Stock Awards. At the time a stock award is granted, the participant will be treated as having received ordinary income equal to the fair market value of the shares of Common Stock acquired. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant received. The participant’s holding period for the shares of Common Stock acquired will commence on the date of grant, and the tax basis of the shares will be their fair market value at that time.

Performance Units. At the time performance units are earned, the participant will be treated as having received ordinary income equal to the fair market value of the shares of Common Stock subject to such performance units, whether such performance units are settled in cash or by delivery of shares of Common Stock. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant receives. The participant’s holding period for the shares of common stock acquired (if any) will commence on the date of grant of such shares, and the tax basis of such shares will be their fair market value at that time.

Plan Benefits Table

The Company cannot determine the number of equity awards to be granted to any employees of the Company during 2014. If this proposal is approved, it is expected that the Company’s non-employee directors will each receive shares of Common Stock with a value on the date of issuance equal to $16,100 per director. Based on the Company’s average stock price thus far in 2014 of approximately $17.50, this would result in the eleven non-employee directors receiving on June 1, 2014 an aggregate of 10,120 shares. With the assistance of a benefits consultant, the Company is currently evaluating a possible structure for employee equity awards designed to reward performance and enhance retention beginning in 2014 that would include the grant of one or more types of equity awards to certain members of management, with service periods and the attainment of certain performance goals as vesting requirements.

No awards have been made under the 2014 Equity Plan, and, other than the expected awards to non-employee directors described above, the Company cannot currently determine the number of awards that will be granted to any person in 2014.

The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of the proposal to adopt the 2014 Equity Plan. The Board of Directors recommends that shareholders vote “FOR” this proposal. Proxies, unless indicated to the contrary, will be voted “FOR” this proposal.

SHAREHOLDERS PROPOSALS FOR 2015 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s 2015 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2015 annual meeting, they must be received by the Company no later than December 3, 2014. Such proposals should be directed to First Bancorp, Attn. Elizabeth Bostian, 300 SW Broad Street, Southern Pines, North Carolina 28387.

The bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at a meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. To be timely, notice of other business to be brought before any meeting must generally be received by the Secretary of the Company not less than 60 nor more than 90 days in advance of the shareholders’ meeting. The notice of any shareholder proposal must set forth the various information required under the bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Secretary of the Company at the Company’s address noted above.

DELIVERY OF PROXY STATEMENTS AND

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of the proxy statement and annual report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. Additionally, some shareholders have consented to be excluded from the mailing of the proxy statement and annual report, and instead only be notified of the internet web address where they can access the proxy statement and annual report electronically. The internet address where these documents can be accessed is www.cfpproxy.com/3958.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any shareholder residing at an address to which only one copy was mailed or to shareholders who originally consented to only receive notice of internet availability. Requests for additional copies and/or requests for multiple copies of the proxy statement and annual report in the future should be directed to First Bancorp, Attn. Elizabeth B. Bostian, 300 SW Broad Street, Southern Pines, North Carolina 28387, e-mailing Ms. Bostian at ebostian@LocalFirstBank.com, or by calling 1-910-246-2500 and asking to speak to Elizabeth Bostian.

Shareholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may contact the Company as noted above to request that only a single copy of the proxy statement and annual report be mailed in the future. Shareholders who prefer not to receive copies of the proxy statement and annual report, and instead to be notified of the internet address where the documents can be accessed can make that request by visiting www.cfpproxy.com/3958 and following the instructions.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

By Order of the Board of Directors,

Elizabeth B. Bostian

Secretary

April 4, 2014

Appendix A

FIRST BANCORP

2014 Equity Plan

THIS PLAN is made this 11th day of March, 2014, by First Bancorp, a North Carolina corporation (the “Company”).

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1          Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining Employees and Non-Employee Directors of outstanding ability, (b) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (c) providing an effective means for selected Employees and Non-Employee Directors to acquire and maintain ownership of Company Stock, (d) motivating Employees to achieve long-range Performance Goals and objectives, and (e) providing incentive compensation opportunities competitive with peer financial institution holding companies.

1.2           Effective Date and Expiration of Plan. The Plan will be effective upon its adoption by the Board and approval by affirmative vote of the Shareholders required under applicable rules and procedures, including those prescribed under Sections 162(m) and 422 of the Code and applicable NASDAQ rules. Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted hereunder after the ten-year anniversary of the Effective Date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have the meanings set forth in this section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1           Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit granted or awarded under the Plan.

2.2           Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.3           Board means the Board of Directors of the Company.

2.4           Cause with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any of its Subsidiaries. Any determination of “Cause” under this Plan shall be made by the Committee in its sole discretion.

2.5           Company means First Bancorp, a North Carolina corporation.

2.6             Company Director means a non-employee member of the Board.

2.7             Company Stock means the Company’s common shares, no par value per share.

2.8             Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.9             Committee means the Compensation Committee of the Board or a subcommittee thereof.

2.10           Disability means: (a) with respect to an Incentive Stock Option, “disabled” within the meaning of Section 22(e)(3) of the Code; and (b) with respect to any other Award, a long-term disability as defined by the Company’s or Subsidiary’s group disability insurance plan, or any successor plan that is applicable to such Participant at the time of his or her Termination.

2.11           Effective Date means the date on which the Plan is approved by the Shareholders of the Company, as provided in Section 1.2.

2.12           Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.13           Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14           Exercise Price means the amount, if any, that a Participant must pay to exercise an Award (other than an Option).

2.15           Fair Market Value means, as of any specified date, an amount equal to the reported closing price on the specified date of a share of Company Stock on NASDAQ or any other established stock exchange or quotation system on which the Company Stock is then listed or traded or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on NASDAQ or such other established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

2.16           Fiscal Year means the fiscal year of the Company, which is the year ending on December 31.

2.17           Incentive Stock Option means an option within the meaning of Section 422 of the Code.

2.18           Non-Employee Director means either a Company Director or a Subsidiary Director.

2.19           Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

2.20           Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

2.21           Option Price means the price at which Company Stock may be purchased under an Option.

2.22           Participant means an Employee or a Non-Employee Director to whom an Award has been made under the Plan.

2.23           Performance Goals means goals established by the Committee pursuant to Section 4.5.

2.24           Performance Period means a period of time over which performance is measured.

2.25           Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

2.26           Performance Unit Award means an Award granted under Article IX.

2.27           Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

2.28           Plan means the First Bancorp 2014 Equity Plan.

2.29           Predecessor Plans means the First Bancorp 2007 Equity Plan, the First Bancorp 2004 Stock Option Plan and the First Bancorp 1994 Stock Option Plan, as amended.

2.30           Restricted Performance Stock means Company Stock subject to Performance Goals.

2.31           Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

2.32           Restricted Stock Award means an Award granted under Article VI.

2.33           Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

2.34           Retirement means any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Company or any Subsidiary that is applicable to such Participant at the time of the Participant’s Termination.

2.35           SAR means a stock appreciation right granted under Section 5.7.

2.36           Shareholders mean the holders of Company Stock, and if the context requires, holders of any other then-outstanding capital stock of the Company.

2.37           Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

2.38           Subsidiary Director means a non-employee member of the board of directors of a Subsidiary who is not also a Company Director.

2.39           Termination, Terminate, Terminated, and similar formulations, unless otherwise provided in the applicable Award Agreement, means a “separation from service” as defined under Section 409A of the Code.

ARTICLE III

ADMINISTRATION

3.1           Committee to Administer. The Plan shall be administered by the Committee; provided, however, that the Board has the authority to grant Awards to Company Directors.

3.2           Powers of Committee.

(a)           The Committee and the Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)           Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees and Non-Employee Directors who shall receive an Award; the time or times when such Award shall be made; the vesting schedule, if any, for the Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option and Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award.

(c)           The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee or the Board, as appropriate, shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award.

ARTICLE IV

AWARDS

4.1           Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee or the Board, as the case may be, deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee or Non-Employee Director. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

4.2           Eligibility for Awards. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Company or any of its Subsidiaries, the value of his or her services to the Company or any of its Subsidiaries, and such other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.

4.3           Shares Available Under the Plan.

(a)           The Company Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, Restricted Stock and unrestricted Company Stock Awards must be (i) Company Stock previously issued and outstanding and reacquired by the Company or (ii) authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under Section 12.1, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, 1,000,000 shares.

(b)           Any shares of Company Stock subject to Restricted Stock, Restricted Performance Stock, unrestricted Company Stock Awards, and Performance Units shall not exceed 50% of the total shares available under the Plan, and the maximum number of shares of Company Stock that may be issued subject to Incentive Stock Options is 1,000,000, subject to adjustment under Section 12.1. The Section 4.3 Limit shall not have counted against it shares of Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; provided, however, that any shares of Company Stock subject to an Award that are tendered to or withheld by the Company to pay the Option Price of any Option, the Exercise Price of any Award or the tax withholding obligation with respect to any Award, shall be deemed delivered for purposes of the Section 4.3 Limit.

(c)           No awards shall be granted under any Predecessor Plan on and after the date on which the Plan is approved by the Shareholders.

4.4           Limitation on Awards. The maximum number of shares of Company Stock subject to Restricted Stock, unrestricted Company Stock and Performance Units, to the extent they are denominated in shares, may not exceed 50,000 shares of Company Stock to any single Employee in any one Fiscal Year, subject to adjustment under Section 12.1, or alternatively to the extent that Performance Units are denominated in cash, the maximum amount of Performance Units awarded to any single Employee in any one Fiscal Year may not exceed $1,000,000. The maximum number of shares of Common Stock for which Options or SARs may be granted to any single Participant in any one Fiscal Year shall not exceed 100,000 subject to adjustment under Section 12.1.

4.5           General Performance Goals.

(a)           Performance Goals relating to the payment or vesting of an Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

(i)           Earnings per share (actual or targeted growth);

(ii)          Net income (before or after taxes);

(iii)         Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

(iv)         Economic profit or economic value added;

(v)          Operating profit, EBIT or EBITDA;

(vi)         Efficiency ratio;

(vii)         Assets per employee;

(viii)        Stock price (including, but not limited to, growth measures and total shareholder return);

(ix)           Noninterest income compared to total income ratio;

(x)            Expense targets;

(xi)           Operating efficiency;

(xii)          Credit quality measures;

(xiii)          Customer satisfaction measures;

(xiv)          Loan growth (in total or in specified categories);

(xv)           Deposit growth (in total or in specified categories);

(xvi)          Noninterest income growth

(xvii)         Net interest margin or net interest spread;

(xviii)        Fee income

(xix)           Referral goals; and

(xx)            Operating expense.

(b)             For any Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.5(a) or other performance criteria as it deems appropriate.

(c)           Any of the performance criteria listed in Section 4.5(a) may be applied solely with reference to the Company and/or any Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any Subsidiary, (ii) any combination of the Company and the Subsidiaries or (iii) any combination of business units or divisions of the Company and the Subsidiaries.

(d)           With respect to each Performance Period, the Committee will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.

(e)           Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met the Participant’s Performance Goal. To the extent permitted under Section 162(m) of the Code, if applicable, the Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals. Without limiting the foregoing, the Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 4.5 to exclude any of the following events that occurs during a performance period: (i) asset impairments and write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary or non-recurring items as described in ASC Topic 225, formerly known as Accounting Principles Board Opinion No. 30, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the applicable period.

(f)           To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.

ARTICLE V

OPTIONS AND STOCK APPRECIATION RIGHTS

5.1           Award of Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the Company or any subsidiary corporation (as permitted under Sections 422 and 424 of the Code) and (b) Nonqualified Stock Options to any Employee.

5.2           Period of Option.

(a)           An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article X and except as provided in Section 5.5, the duration of each Option shall not be more than ten years from the date of grant.

(b)           Except as provided in Article X, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Non-Employee Director.

5.3           Award Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.4           Option Price, Exercise and Payment.

(a)           Except as provided in Section 5.5, the Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b)           Subject to Section 12.1, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NASDAQ rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded.

(c)           Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

(d)           In the event such Option Price is paid, in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5           Limitations on Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any such provisions that cannot be so construed shall be disregarded for the purpose of such Award. No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as determined under Sections 422 and 424 of the Code), unless (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (b) such Incentive Stock Option may not be exercised more than five years after it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, in the event that the number of Options intended to be Incentive Stock Options shall exceed the $100,000 calendar year limit as set forth in Section 422 of the Code, the remaining portion of such granted Options shall be deemed Nonqualified Stock Options in accordance with Section 422 of the Code.

5.6           Rights and Privileges. A Participant shall have no rights as a Shareholder, including without limitation the right to receive or accrue dividends, with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7           Award of SARs.

(a)           The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee.

(b)           A SAR shall represent the right to receive payment of an amount equal to (i) the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Exercise Price multiplied by (ii) the number of shares covered by the SAR. Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued at their Fair Market Value on the date of exercise.

(c)           SARs awarded under the Plan shall be evidenced by an Award Agreement between the Company and the Participant.

(d)           The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock exceeds the Exercise Price.

(e)           A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee.

(f)           To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Company Stock exceeds the Exercise Price, unless prior to such day the holder instructs the Chief Financial Officer or Secretary, Stock Option Committee otherwise in writing.

(g)           Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.

ARTICLE VI

RESTRICTED STOCK

6.1           Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2           Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Except as otherwise provided in the Plan, Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3           Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) unless otherwise provided by the Committee, if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the Participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the Restriction Period, (iii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

6.4           Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement.

6.5           Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash, or as otherwise provided for in the Award Agreement.

ARTICLE VII

AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1           Awards to Non-Employee Directors. The Board shall determine all Awards to Company Directors and the Committee shall determine all Awards to Subsidiary Directors. The Board or the Committee, as the case may be, retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

7.2           No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

ARTICLE VIII

UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES

8.1           The Committee may make awards of unrestricted Company Stock to Employees on such terms and conditions as the Committee may prescribe.

ARTICLE IX

AWARD OF PERFORMANCE UNITS

9.1           Award of Performance Units. The Committee may award Performance Units to any Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2           Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3           Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

9.4           Performance Unit Value. Each Performance Unit shall have a maximum dollar value or number of shares established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5           Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6           Payment.

(a)           Subject to Section 10.1(g), following the end of the applicable Performance Period, a Participant holding Performance Units shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b)           Awards may be paid in cash or stock, or any combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee, provided that complete payment for each Award shall be made not later than the 15th day of the third month following the end of the calendar year in which (or coincident with which) the Performance Period ended.

9.7           Performance Unit Award Agreements. Each Performance Unit Award shall be evidenced by an Award Agreement.

ARTICLE X

GENERAL TERMINATION PROVISIONS

10.1           Termination. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant’s outstanding Awards following a Participant’s Termination.

(a)           If the Participant’s Termination is due to death or Disability, all of the Participant’s outstanding Options, SARs or Restricted Stock Awards shall become fully vested and, if applicable, exercisable. Upon the Participant’s Termination for any other reason, any Options, SARs or Restricted Stock Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.

(b)           If the Participant’s Termination is for any reason other than (i) death, (ii) Disability, (iii) Retirement or (iv) discharge for Cause, such Participant’s outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent of the number of shares covered by such Options or SARs which are exercisable at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(c)           Upon a Termination for Cause, any Options or SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately, unless otherwise determined by the Committee or the Board. Any non-vested Restricted Stock Awards, Performance Units or other Awards granted hereunder to such Participant shall immediately be forfeited and any rights thereunder shall terminate, unless otherwise determined by the Committee or the Board.

(d)           Upon a Termination due to the Participant’s death, any SARs or Options that are then exercisable (including, without limitation, pursuant to the operation of Section 10.1(a)) may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award.

(e)           Upon a Termination due to the Participant’s Disability or Retirement, any SARs or Options that are then exercisable (including, without limitation, pursuant to the operation of Section 10.1(a)) may be exercised by the Participant at any time before the earlier of (i) one year after the date of such Termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(f)           If a Participant whose Termination is due to Retirement dies prior to exercising all of his or her outstanding Options or SARs, then such Options or SARs may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(g)           Subject to Article XI, a Performance Unit Award shall terminate for all purposes if the Participant Terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit Terminates following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the termination event is due to death, Disability or Retirement. Upon such a Termination due to death, Disability or Retirement, payment of the Performance Unit Award shall be made at the time and in the form specified pursuant to Section 9.6(b).

ARTICLE XI

CHANGE IN CONTROL OF THE COMPANY

11.1           Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

11.2           Definitions.

(a)           Change in Control. For purposes of this Plan, unless as otherwise determined by the Committee in a manner not inconsistent with Article XII, a change in control shall be deemed to have occurred on:

(i)           the date on which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of Company Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

(ii)           the date on which (i) the Company merges with any other entity, (ii) the Company enters into a statutory share exchange with another entity, or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and (ii), a Change of Control shall not be deemed to have occurred if the Shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

11.3         Effect of Change in Control on Certain Awards.

(a)           If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse; in the case of Performance Units, fully vested). In the case of Restricted Performance Stock and Performance Units so deemed fully vested, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control and shall be paid in full, in the case of Performance Unit Awards, within 30 days after the Change in Control to each holder who had not Terminated employment as of the day prior to the date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall, to the fullest extent possible, be adjusted in a manner to preserve such status.

(b)           If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c)           If (i) a Participant is Terminated without Cause within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse; in the case of Performance Units, fully vested). In the case of Restricted Performance Stock and Performance Units so deemed fully vested, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Termination and shall be paid in full, in the case of Performance Unit Awards, within 30 days after the Termination.

(d)           If (i) the employment of a Participant with the Company and its Subsidiaries is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any rights under such Awards shall terminate immediately, unless otherwise determined by the Committee or the Board.

(e)           Outstanding Options or SARs which vest in accordance with Section 11.3 may be exercised by the Participant in accordance with Article X; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 11.3(c) may exercise such Options or SARs at any time within one year after such Termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

In the event of a Participant’s death after such Termination, the exercise of Options and SARs shall be treated in the same manner as determined for retirement in Section 10.1(f).

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1           Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, split-up, spin-off, sale of assets or subsidiaries, liquidation or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares or other consideration subject to the Plan, and the number and kind of shares or other consideration and the Option Price or Exercise Price per share subject to outstanding Awards in order to preserve and prevent the undue dilution or enlargement of the value of the Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. In such an event, actions by the Committee pursuant to this Section 12.1 may include, without limitation: (i) adjustment of the number and kind of shares or other consideration which may be delivered under the Plan; (ii) adjustment of the number and kind of shares or other consideration subject to outstanding Awards; (iii) adjustment of the Option Price or Exercise Price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (x) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (y) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that with respect to an Award with an Option Price or Exercise Price the amount of such payment may be the excess of value of the Company Stock subject to the Award at the time of the transaction over the Option Price or Exercise Price, as applicable). Any such adjustments made by the Committee or the Board pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan. Notwithstanding the foregoing, (i) with respect to any change in the corporate structure or shares of the Company by reason of a corporate transaction, as defined in Treasury Regulation §1.424-1(a)(3), no such adjustment may be made to an outstanding Award of Options or SARs that would be treated as the grant of a new stock right under Treasury Regulation §1.409A-1(b)(5)(v)(D) unless the Option Price or Exercise Price (as applicable), as adjusted, is greater than the Fair Market Value on the date of the adjustment; and (ii) with respect to any other change in the corporate structure or shares of the Company, after any such adjustment the total Option Price or Exercise Price, as applicable, of any outstanding Award of Options or SARs may not be less than the total Option Price or Exercise Price before the change in corporate structure or shares.

12.2         Amendment, Suspension, and Termination of Plan.

(a)           The Board shall have complete and exclusive power and authority to suspend, amend, modify or terminate the Plan or any portion thereof at any time in any or all respects, including, without limitation, to amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareholder approval, (i) except as provided in Section 12.1, increase the number of shares of Company Stock which may be issued under the Plan or the specific limits on the amounts of particular Awards (or underlying shares of Company Stock represented by such Awards) as specified in Sections 4.3 and 4.4, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Company Stock is listed or traded.

(b)           The Committee may amend, modify, cancel or waive any of the conditions or rights under any Award, prospectively or retroactively, in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid. Except as otherwise provided in the Plan, no such suspension, amendment, modification or termination of the Plan or any portion thereof or any amendment, modification, cancellation or waiver of any of the conditions or rights under any Award shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby; provided, however, that no such change to the Plan or any Award that results solely from a change in tax consequences with respect to an Award, nor the exercise of the discretion of the Board or the Committee under Article XI, Section 12.1 or Section 12.14 shall not be deemed to materially and adversely alter or impair any outstanding Award or the rights of any Participant thereunder.

(c)            Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

12.3           Transferability. Except as otherwise provided by the Committee or the Board, and with respect to any Incentive Stock Options, subject to such limitations on the transferability of Incentive Stock Options as imposed by the Code, Awards granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant other than by will or the laws of descent and distribution. The designation of a beneficiary for an Award shall not constitute the transfer of an Award. All rights with respect to an Award shall be available during the Participant’s lifetime only to the Participant or the Participant’s Personal Representative. The Committee may, in its discretion, require a Participant’s Personal Representative to supply it with evidence the Committee deems necessary to establish the authority of the Personal Representative to act on behalf of the Participant. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

12.4           Nonuniform Determinations. The Committee’s (or, if applicable, the Board’s) determinations under the Plan, including without limitation, (a) the determination of the Employees and Non-Employee Directors to receive Awards, (b) the form, amount, and timing of any Awards, (c) the terms and provisions of any Awards and (d) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees and/or Non-Employee Directors are similarly situated.

12.5           General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law, (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.6           No Right To Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

12.7           Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws.

12.8           Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.9           Indemnification of Board and Committee. Indemnification of the members of the Board and/or the members of the Committee shall be in accordance with the Articles of Incorporation and Bylaws of the Company or any indemnification agreement between such members and the Company as in effect from time to time.

12.10           No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.11           Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.12           Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

12.13           Intent Regarding Awards – Section 409A.

(a)              Any Award under the Plan is intended either (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Code Section 409A, or (ii) to comply with Code Section 409A, and the Plan shall be administered in a manner consistent with such intent.

(b)               Each Participant shall be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Code Section 409A), and by accepting any Award under this Plan, each Participant acknowledges the same and agrees to be solely responsible and liable for, and hold the Board, the Committee, the Company and any Subsidiary, employee or agent of any of the foregoing harmless from, any adverse consequences to the Participant under the Code with respect to the Award or any underlying Shares or other property, whether resulting from any action or inaction or omission of any such parties pursuant to the Plan or otherwise.

(c)                If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) such Participant shall be a specified employee (within the meaning of Code Section 409A) and using the identification methodology selected by the Company from time to time and (ii) the Committee shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date, but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

12.14           Clawback. Notwithstanding any other provisions in this Plan to the contrary, by acceptance of any Award hereunder, each Participant expressly acknowledges and agrees that any and all Awards, and any incentive-based compensation, or any other compensation, awarded or paid to any Participant pursuant to this Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations of that Act, will be subject to such deductions, recovery and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). Participant shall, upon written demand by the Company, promptly repay any such Award, incentive-based compensation or other compensation or take such other action as the Company may require for compliance with this Section.

Directions to the

James H. Garner Conference Center

211 Burnette Street, Troy, North Carolina 27371

Location of the 2014

First Bancorp Annual Shareholders’ Meeting

Thursday, May 8, 2014 - 3:00 PM

To Asheboro
To Denton
Hwy 134
Hwy 109
First Bank
Operations
Hwy 220
James H. Garner
Conference Center
First Bank
IT Dept.
First Bank
Liberty St
Main St
Hwy 109
Bypass
Biscoe
Troy
Hwy 24-27
Courthouse
To Albemarle
To Pinehurst
Candor
Hwy 211
Stop Light

First Bancorp

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard H. Moore and Elizabeth B. Bostian, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 18, 2014, at the annual meeting of shareholders to be held on May 8, 2014, or any adjournment or adjournments thereof.

1.	PROPOSAL to elect twelve (12) nominees to the Board of Directors to serve until the 2015 Annual Meeting of Shareholders, or until their successors are elected and qualified.

☐	FOR the 12 nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for the 12 nominees below.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below).

Daniel T. Blue, Jr.	James G. Hudson, Jr.	Frederick L. Taylor, II
Jack D. Briggs	Richard H. Moore	Virginia C. Thomasson
Mary Clara Capel	George R. Perkins, Jr.	Dennis A. Wicker
James C. Crawford, III	Thomas F. Phillips	John C. Willis

2.	PROPOSAL to ratify the appointment of Elliott Davis, PLLC, as the independent auditors of the Company for 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL to consider and approve an advisory (non-binding) resolution on executive compensation, also known as “say on pay” (as more fully described in the accompanying proxy statement).

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL to approve the First Bancorp 2014 Equity Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

6.	Do you plan to attend the May 8, 2014 meeting? ☐ YES ☐ NO

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

Dated	, 2014

Signature

Signature (if jointly held)

(Please sign exactly as the name appears on this proxy. If signing as attorney, administrator, executor, guardian, or trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please mark, sign, date and return promptly in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person. If you wish to vote by telephone or internet, please read the instructions below.

INSTRUCTIONS FOR VOTING YOUR PROXY

Shareholders have three alternative ways of voting their proxies:

1. By Mail (traditional method); or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 11:59 p.m., Eastern Daylight Time, on May 7, 2014.

Vote by Telephone	Vote by Internet
It’s fast, convenient and immediate!	It’s fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone: 1-800-690-6903	immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card
2. Call the toll-free number: 1-800-690-6903	2. Go to the website: https://www.proxyvote.com
3. Enter the Control Number located on your Proxy Card below.	3. Enter your Control Number located on your Proxy Card below.
4. Follow the recorded instructions	4. Follow the instructions on the website.

Your vote is important! Call 1-800-690-6903 anytime	Your vote is important! Go to https://www.proxyvote.com

It is not necessary to return your proxy card if you are voting by telephone or internet.

Please note that the last vote received, whether by telephone, internet, or by mail, will be the vote counted.

For Telephone/Internet Voting:

Control Number

Control Number Provided Here